EXHIBIT 10.21

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of June 9, 2022 (the “Effective Date”), is made by and between MATRIX SERVICE INC., an Oklahoma corporation (“Seller”), and PISCES LOGISTICS ACQUISITION LLC, a Delaware limited liability company (“Purchaser”).
RECITALS:
A. Seller is the owner of certain real property and the improvements thereon located in Orange County, California; and
B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as defined in Section 1) upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises, and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser agree as follows:
1.Sale. Subject to the terms and conditions of this Agreement, Seller shall sell, and Purchaser shall purchase the following:
1.1    that certain real property located in Orange County, California, which is more particularly described on Exhibit A, together with all improvements and rights thereto (the “Land”);
1.2    all right, title and interest of Seller in and to all streets, alleys easements and rights of way in, on, across, in front of, abutting or adjoining the Land and any other appurtenances belonging thereto, including without limitation all oil, gas and other minerals located in, on or under the Land, if any (collectively the “Appurtenances”);
1.3    all right, title and interest of Seller in and to all buildings, canopies, fixtures, structures, sidewalks, access ways, landscaping and other improvements including mechanical, electrical, and plumbing systems located on the Land (the “Improvements”); and
1.4    all of Seller’s right, title and interest, if any, in all (a) warranties and guaranties relating to the Land or the Improvements, (b) all licenses, permits and approvals relating to the Land or the Improvements (but not any licenses, permits or approvals relating to Seller’s operations on the Land), and (c) all plans and specifications relating to the Land and the, Improvements, in each case to the extent that Seller may legally transfer the same (the “Intangible Property”).
The Land, Appurtenances, Improvements, and Intangible Property are hereinafter collectively called the “Property.” For purposes of clarification, Seller and Purchaser acknowledge and agree that all personal property including bridge cranes and other trade fixtures located on the Property is being retained by Seller. Seller shall have the right to keep the personal property on the Property after Closing, provided that, as a covenant that survives the Closing, the same shall be removed prior to the expiration of the term of the Lease.

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2.Price and Payment.
2.1    Purchase Price. The purchase price for the Property is THIRTY-SEVEN MILLION, SIX HUNDRED SEVENTY-FOUR THOUSAND, TWO HUNDRED SEVENTY-ONE AND 53/100 DOLLARS ($37,674,271.53) (the “Purchase Price”).
2.2    Payment. Subject to the terms of this Agreement, payment of the Purchase Price shall be made as follows:
2.2.1    Within three (3) business days of the Effective Date, an earnest money deposit of $1,500,000.00 (the “Deposit”), by wire transfer of immediately available funds to the Title Company (as defined in Section 2.3); and
2.2.2    Upon Closing (as defined in Section 2.3), an amount equal to the Purchase Price less the sum of the Deposit, subject to adjustment for the prorations as provided herein, by wire transfer of immediately available funds to a bank account or accounts designated by the Title Company for further disbursement to Seller in connection with the Closing.
2.3    Closing. The closing of the purchase and sale hereunder (the “Closing”) shall take place on or before June 22, 2022 (the “Closing Date”), through the exchange of documents and funds at the offices of Chicago Title Company at 725 South Figueroa Street, Suite 200, Los Angeles, California 90017, Attention: Michael Slinger (the “Title Company”), or at such other time and place as may be agreed upon in writing by Seller and Purchaser.
2.4    Title Company. The Title Company hereby agrees to accept and hold the Deposit in escrow and dispose of the Deposit in accordance with the following provisions:
2.4.1    The Title Company shall place the Deposit in a bank account in the continental United States. Except as otherwise provided in this Agreement, the Deposit shall be applied to the Purchase Price at Closing. The Title Company is not required to place the Deposit into an interest-bearing account.
2.4.2    The Title Company shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:
(a)    To Seller on the date of and upon the consummation of the Closing.
(b)    To Seller upon receipt of written demand therefor (“Seller’s Demand for Deposit”) stating that Purchaser has defaulted in the performance of Purchaser’s obligation to close under this Agreement and the facts and circumstances underlying such default; provided, however, that the Title Company shall not honor such demand until more than five (5) business days after the Title Company shall have sent a copy of such demand to Purchaser in accordance with the provisions of Section 2.4.3 or thereafter if the Title Company shall have received a “Notice of Objection” (as defined in Section 2.4.3) from Purchaser within such five (5) business day period.
(c)    To Purchaser upon receipt of written demand therefor (“Purchaser’s Demand for Deposit”) stating that this Agreement has been terminated in accordance with the provisions hereof, or that Seller has defaulted in the performance of any of Seller’s obligations under this Agreement, and the facts and circumstances underlying the same; provided, however, that the Title
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Company shall not honor such demand until more than five (5) business days after the Title Company shall have sent a copy of such demand to Seller in accordance with the provisions of Section 2.4.3 or thereafter if the Title Company shall have received a Notice of Objection from Seller within such five (5) business day period.
(d)    Notwithstanding anything in this Agreement to the contrary, the Title Company shall immediately return the Deposit to Purchaser, without further instruction from either party in the event that the Title Company receives written notice from Purchaser on or before 5:00 p.m. PT on the Inspection Expiration Date (as defined in Section 3.1.2) of Purchaser’s election to terminate this Agreement, without any requirement that the Title Company retain the Deposit pending receipt of a Notice of Objection from Seller. The foregoing sentence shall only be in effect until 5:00 p.m. PT on the Inspection Expiration Date, and thereafter shall no longer govern the handling of the Deposit by the Title Company.
2.4.3    Subject to Section 2.4.2(d), within one business day of the receipt by the Title Company of a Seller’s Demand for Deposit or a Purchaser’s Demand for Deposit, the Title Company shall send a copy thereof to the other party by email transmission (with telephonic confirmation of receipt) and otherwise as provided in Section 14. The other party shall have the right to object to the delivery of the Deposit by sending written notice (a “Notice of Objection”) of such objection to the Title Company by email transmission (with telephonic confirmation of receipt) and otherwise as provided in Section 14, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Title Company within the time periods prescribed in Section 2.4.2. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of a Notice of Objection, the Title Company shall promptly send a copy thereof to the party who sent the written demand for deposit.
2.4.4    Subject to Section 2.4.2(d), in the event the Title Company shall have received the Notice of Objection within the time periods prescribed in Section 2.4.2, the Title Company shall continue to hold the Deposit until (a) the Title Company receives joint written direction from Seller and Purchaser directing the disbursement of the Deposit, in which case the Title Company shall then disburse the Deposit in accordance with such direction, (b) in the event of litigation between Seller and Purchaser, the Title Company shall deliver the Deposit to the clerk of the court in which the litigation is pending, or (c) the Title Company takes such affirmative steps as the Title Company may, at the Title Company’s option, elect in order to terminate the Title Company’s duties including, but not limited to, depositing the Deposit in any court which the Title Company shall select in the State of California in an action for interpleader, with the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.
2.4.5    The Title Company may act upon any instrument or other writing believed by the Title Company in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon the Title Company by the provisions of this Agreement, except for the Title Company’s willful misconduct or gross negligence. The Title Company shall have no duties or responsibilities except those set forth in this Agreement. The Title Company shall not be bound by any modification of this Agreement, unless (a) the same is in
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writing and signed by Purchaser and Seller, and delivered to the Title Company and, (b) if the Title Company’s duties hereunder are affected, the Title Company shall have given prior written consent thereto. In the event that the Title Company shall be uncertain as to the Title Company’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in the Title Company’s opinion, are in conflict with any of the provisions hereof, the Title Company shall be entitled to hold and apply the Deposit pursuant to Section 2.4.4 and may decline to take any other action.
2.4.6    It is agreed that the escrow made herein is for the accommodation of Purchaser and Seller. Purchaser and Seller jointly and severally agree to indemnify and hold harmless the Title Company from the payment of any expenses or disbursements incurred by reason hereof, including, without limitation, reasonable attorneys’ fees and costs, including all such fees and costs incurred in any trial or appellate proceedings except in the event of a direct action by the Parties against the Title Company for the Title Company’s own breach of contract, negligence or willful or intentional misconduct, in which situation the Parties would have no such duties to indemnify and/or hold the Title Company harmless.
3.Review Documents; Inspections; Title and Survey.
3.1    Inspections.
3.1.1    Purchaser or Purchaser’s agents or representatives shall have access to the Property from time to time upon not less than one (1) full business day prior to the intended date of entry (which notice may be done via email (with read receipt confirmation) or telephone to Justin Sheets at, jsheets@matrixservicecompany.com or mobile telephone number: (484) 201-5828. Each such request shall specify the intended date of entry and shall provide a detailed description of the proposed investigations, including, without limitation, a list of contractors who will be performing the proposed investigation, a copy, if applicable, of the Purchaser’s testing plan as described in Section 3.1.2 and such other information as Seller reasonably requires in connection with such proposed inspection. Neither Purchaser nor any of Purchaser’s agents or representatives shall enter the Property until Seller has given written approval of both the request and any testing plan. Purchaser acknowledges that prior to the Effective Date, Purchaser received a Phase I Environmental Site Assessment (the “ESA”). Prior to the Effective Date and no later than within three (3) Business Days from the Effective Date, Seller shall, and shall direct its agents and employees to, promptly cooperate with the reasonable requests of the Purchaser to obtain information concerning the Property, including any material documentation concerning the Property to the extent in Seller’s or its agents and employees possession or control.
3.1.2    During the term of this Agreement and subject to Purchaser’s compliance with Section 3.1.1, Purchaser shall have the right to conduct such due diligence, review such information and conduct such inspections with respect to the Property, including, without limitation, appraisals, engineering studies, soil tests, environmental studies, inquiry of governmental officials, and underwriting analyses as Purchaser shall deem necessary or desirable to evaluate the Property including, without limitation, the physical condition thereof; provided, that without the prior written consent of Seller as to the timing and scope (which may be withheld in Seller’s sole discretion), Purchaser shall not be entitled to conduct any invasive physical or environmental inspection of the Property, including
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without limitation, any core sampling and any environmental testing other than a Phase I Environmental Site Assessment. If Purchaser wishes to obtain Seller’s consent to conduct tests or inspections at the Property, Purchaser shall deliver a written request to Seller setting forth in reasonable detail the nature and scope of the proposed work and the party who is to conduct the work. A representative of Seller shall have the right, but not the obligation, to be present during any such test or inspection; provided that if Seller is not present at the agreed upon time for such investigation, Seller’s absence shall not prohibit Purchaser from conducting such Investigation.
3.1.3    Purchaser shall not make any contact with anyone at the Property without the prior written consent of Seller, which may be given or withheld in Seller’s sole discretion; provided, that Purchaser shall have the right to coordinate with Seller’s employees with respect to any inspection or investigations.
3.1.4    If at any time on or before 5:00 p.m. PT on June 15, 2022 (the “Inspection Expiration Date”) Purchaser is not satisfied with any matter relating to the Property in its sole and absolute discretion and desires to terminate this Agreement, Purchaser may terminate this Agreement by giving Seller and the Title Company written notice on or before the Inspection Expiration Date of Purchaser’s election to terminate this Agreement (a “Termination Notice”), whereupon the Deposit shall be returned to Purchaser, and neither party shall have any further obligation or liability hereunder, except those expressly stated to survive termination of this Agreement. Upon receipt of a Termination Notice prior to the Inspection Expiration Date, the Title Company shall immediately deliver the Deposit to Purchaser, and the parties agree that no mutual written consent or approval from Seller shall be required to authorize the return of the Deposit. If Purchaser has not given Seller a Termination Notice on or before the Inspection Expiration Date, this Agreement shall continue in full force and effect and be binding upon the parties, and the Deposit shall immediately become non-refundable and payable to Seller upon Closing or upon default by Purchaser as provided herein, except as otherwise expressly provided in this Agreement.
3.1.5    Purchaser agrees that, in making any inspections of, or conducting any testing of, on, or under the Property, Purchaser or Purchaser’s agents will not unreasonably interfere with the operation of the Property, and will restore promptly any physical damage caused by such inspections or tests to substantially the same condition as existed prior to such inspections or tests (excluding any preexisting adverse conditions). Seller reserves the right to have a representative present at any such physical inspections or tests at the Property, but Seller’s failure to have such a representative present shall not in and of itself prevent such inspections and tests from going forward. Any such inspections and testing shall be at Purchaser’s sole cost and expense.
3.1.6    Purchaser agrees that, in making any inspections of, or conducting any testing of, on or under the Property, Purchaser or Purchaser’s agents will carry not less than $2,000,000.00 commercial general liability insurance and auto insurance, and upon request of Seller, will provide Seller with written evidence of such insurance. Purchaser will also carry Workers Compensation insurance at statutory levels with Employers Liability with at least $1,000,000.00 in limits.
3.1.7    Purchaser shall not reveal to any third party not approved by Seller (other than as required by any governmental authority or court order or law, and/or to Purchaser’s
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inspectors, advisors, contractors, employees, attorneys, counsel, consultants and other professionals, lenders, investors and prospective lenders and investors that need to know such information in order for Purchaser to consummate the transaction contemplated in this Agreement, provided that Purchaser advises such persons of the confidential nature of such material and uses reasonable efforts to cause such person to comply with the nondisclosure provisions of this Section) the results of its inspections or tests, provided such obligation of confidentiality will terminate as of the Closing. Purchaser agrees to provide Seller, without any representations or warranties, with a copy of any inspection or test report upon Seller’s written request, except any third party report which by its terms prohibits such dissemination.
3.1.8    Purchaser shall indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys’ fees and costs, arising out of Purchaser’s inspection and testing of the Property, or otherwise from the exercise by Purchaser or its agents or representatives of the right of access under Section 3.1; provided; however, that such indemnity shall not include any costs or damages caused by (x) the gross negligence or willful misconduct of Seller or its agents, (y) any claims of diminution in the value of the Property as a consequence of the results revealed by such tests and inspections or (z) any pre-existing condition of the Property, which indemnity shall survive the Closing or termination of this Agreement.
3.2    Title and Survey.
3.2.1    Purchaser acknowledges that prior to the Effective Date, Purchaser received that certain (a) Preliminary Report (Order No. 00177683-984-LT2-JC) prepared by the Title Company and issued by Chicago Title Insurance Company (the “Title Report”) and (b) survey of the Property prepared by Richtig Inc. and dated May 8, 2022 (the “Survey”). [Purchaser represents that Purchaser has reviewed the Title Report and Survey, and with the exception of that certain Deed of Trust, dated March 7, 2003 (as amended and restated) identified in Item No. 3 of the “Exceptions” of the Title Report (the “Deed of Trust”), which Seller shall cause to be released in connection with the Closing, Purchaser agrees that any encumbrance or defect shown in the Title Report or Survey as affecting the Property is acceptable and shall be deemed “Permitted Exceptions.” For the avoidance of doubt, in no event shall Permitted Exceptions include, and Seller shall have the obligation to remove or cure on or before the Closing Date, (a) any exceptions to title which would be removed upon Seller’s delivery of its Title Affidavit (as defined below) to the Title Company, (b) any exceptions to title which are mortgages or liens evidencing monetary encumbrances, including without limitation the Deed of Trust, granted by, through or under Seller, (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property that are delinquent or that will be delinquent on the Closing Date, (d) title matters disclosed on or after the Inspection Expiration Date, except for New Title Matters approved by Purchaser pursuant to Section 3.2.3 below, or (e) any exception to title that Seller has specifically agreed in writing to remove pursuant to this Agreement (collectively, the “Mandatory Cure Items”).
3.2.2    At the Closing, Seller shall convey or cause to be conveyed to Purchaser, and Purchaser agrees to accept, title to the Property, subject only to the Permitted Exceptions.
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3.2.3    Pursuant to Section 13.3, Purchaser may, prior to the Closing Date, notify Seller in writing of any objection to title or survey (excluding objections to title or survey which have been waived by Purchaser as hereinabove provided or that are or are deemed to be Permitted Exceptions) arising after the Inspection Expiration Date (“New Title Matters”).
3.3    Natural Hazards Disclosures. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, 8589.5 8875.6, 8875.9, 8893.2, 8893.3, and 51183.5, and California Public Resources Code Sections 2621, et. seq., 2621.9, 2694, and 4125, 4136, California Civil Code section 1103 et. seq. and 2079.9, Business and Professions Code section 10147 and any successor statutes or laws (the “Natural Hazard Disclosure Act”). Seller shall have the Title Company prepare and provide to Purchaser a Natural Hazard Disclosure Statement (the “Natural Hazard Disclosure Statement”) in a form required by the Natural Hazard Disclosure Act prior to the Inspection Expiration Date. Purchaser acknowledges that Seller shall retain the services of the Title Company to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Natural Hazard Disclosure Act and to prepare the written report of the result of its examination (the “Natural Hazard Report”). Purchaser acknowledges that Purchaser’s receipt of the Natural Hazard Disclosure Statement and the Natural Hazard Report fully and completely discharges Seller from its disclosure obligations under the Natural Hazard Disclosure Act, and, for the purposes of this Agreement, the provisions of California Civil Code Section 1102.4, 1103.4, and 1103, et. seq. and 42 U.S.C. section 5154a regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply with respect to the Natural Hazard Disclosure Act, and the preparer of such Natural Hazard Report shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser acknowledges and agrees that the matters set forth in the Natural Hazard Disclosure Statement may change on or prior to the Closing and that Seller has no obligation to update, modify, or supplement the Natural Hazard Disclosure Statement.
3.4    California Health & Safety Code Section 25359.7 and 25400.28 Disclosure. Section 25359.7 of the California Health & Safety Code requires owners of nonresidential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a purchaser of the real property. Likewise, section 25400.28 requires a disclosure of any release of controlled substance clean-up orders. Not in limitation of any express representations or warranties of Seller under this Agreement, Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review those certain environmental reports, assessments, and studies of the Property delivered to Purchaser pursuant to this Agreement. Not in limitation of any express representations or warranties of Seller under this Agreement or any obligation of Seller to deliver the Property materials in accordance with Section 3.1.1, Purchaser: (a) acknowledges Purchaser’s receipt of the foregoing notice given pursuant to Sections 25359.7 and 25400.28 of the California Health and Safety Code; and (b) after receiving advice of Purchaser’s legal counsel, waives any and all rights Purchaser may have to assert that Seller has not complied with the requirements of Section 25359.7 and/or 25400.28 of the California Health and Safety Code. This Section 3.4 shall survive the Closing.
3.5    Appraisal Discrimination Disclosure. Pursuant to California Civil code section 1102.6g, the following Appraisal Discrimination is made: “Any appraisal of the property is required to be
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unbiased, objective, and not influenced by improper or illegal considerations, including, but not limited to, any of the following: race, color, religion (including religious dress, grooming practices, or both), gender (including, but not limited to, pregnancy, childbirth, breastfeeding, and related conditions, and gender identity and gender expression), sexual orientation, marital status, medical condition, military or veteran status, national origin (including language use and possession of a driver's license issued to persons unable to provide their presence in the United States is authorized under federal law), source of income, ancestry, disability (mental and physical, including, but not limited to, HIV/AIDS status, cancer diagnosis, and genetic characteristics), genetic information, or age. If a buyer or seller believes that the appraisal has been influenced by any of the above factors, the seller or buyer can report this information to the lender or mortgage broker that retained the appraiser and may also file a complaint with the Bureau of Real Estate Appraisers at https://www2.brea.ca.gov/complaint/ or call (916) 552-9000 for further information on how to file a complaint.”
3.6    Death Disclosure. There has been no death on the Property in the three years preceding the Effective Date that is known by Seller that would be otherwise required to be disclosed pursuant to California Civil Code section 1710.2.
3.7    Discriminatory Covenants. There are no known Discriminatory Covenants associated with the Property that would otherwise be required to be disclosed by the Seller pursuant to California Government Code section 12956.2.
3.8    Memorandum of Purchase Agreement.
3.8.1    Concurrently with the execution of this Agreement, Purchaser and Seller shall execute, acknowledge and deliver to Escrow a recordable Memorandum of Agreement (the “Memorandum”) in the form attached hereto as Exhibit G-1 together with a Termination and Release of Memorandum of Agreement (the “Termination Agreement”) in the form attached hereto as Exhibit G-2.
3.8.2    Escrow is irrevocably instructed to immediately (i) insert the date in the preamble of the Memorandum and (ii) record the Memorandum in the Official Records of Orange County (the “Official Records”) and provide Purchaser and Seller with a recorded copy thereof.
3.8.3    If the Close of Escrow does not occur by the scheduled Closing Date (defined below), as same may be extended, for any reason other than Seller’s default, then Escrow shall record the Termination Agreement in the Official Records upon the earlier of (a) Purchaser’s election to terminate this Agreement pursuant to a provision in this Agreement permitting Purchaser to terminate; or (b) Seller’s termination of this Agreement pursuant to Section 13.1.
4.Lease; Adjacent Property. In connection with and upon the Closing, Seller and Purchaser shall enter into a lease in the form of Exhibit B (the “Lease”), pursuant to which Purchaser will lease to Seller, and Seller will lease from Purchaser, the Property after Closing for a period of fifteen (15) months subject to renewal options. Purchaser and Seller acknowledge that Purchaser intends to acquire that certain real property located in Orange County, California that is adjacent to the Property and which is more particularly described on Exhibit C (the “Adjacent Property”) . In the event Purchaser or any of its affiliates acquires the Adjacent Property, Purchaser and Seller shall include the Adjacent Property as part of the property leased by Seller pursuant to the Lease, and if the Adjacent Property is acquired subsequent to the Closing, Purchaser and Seller shall enter into
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any amendment to the Lease necessary to include the Adjacent Property as part of the property leased pursuant to the Lease. This Section 4 shall survive the Closing.
5.Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Purchaser as follows:
5.1    Authority. Seller is a duly organized and validly existing corporation in good standing under the laws of the state of its formation. Seller has full capacity, right, power and authority to execute and deliver this Agreement and all required action and approvals therefor have been duly taken and obtained. The individual signing this Agreement on behalf of Seller is duly authorized to sign the same on Seller’s behalf and to bind Seller hereto. On or before the Closing Date, the individuals signing all other documents executed or to be executed pursuant hereto shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto. This Agreement shall be binding upon and enforceable against Seller in accordance with its terms. No authorization, consent, or approval of any third party or governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder. On the Closing Date, all documents to be executed pursuant hereto shall be binding upon and enforceable against Seller in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any provision of the organizational documents of Seller or contracts to which it is a party, or (b) violate any order, judgment, injunction, award or decree of any court or arbitration body, by or to which Seller or the Property are or may be bound or subject.
5.2    Actions. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against or affecting Seller which, if determined adversely to Seller, would adversely affect its ability to perform its obligations hereunder. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition of Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing it inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
5.3    Foreign Person. Seller is not a “foreign person” or “disregarded” entity” as defined in Section 1445 of the Code; Seller’s taxpayer identification number is 73-1213383.
5.4    Anti-Terrorism. Neither Seller nor, to Seller’s actual knowledge, any of its affiliates, is in violation of the Anti-Money Laundering and Anti-Terrorism Laws. Neither Seller nor, to Seller’s actual knowledge, any of its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Executive Order”), or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (each, a “Government List”). Neither Seller nor, to Seller’s actual knowledge, any of its affiliates, or, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in a Government List, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive
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Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used by Seller in connection with this Agreement and amounts committed with respect hereto, were not and are not derived from any activities that contravene any applicable anti-money laundering, anti-terrorism or anti-bribery laws, rules, guidelines and regulations, including, without limitation, (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the Bank Secrecy Act of 1970, as amended, (iii) applicable provisions of the USA PATRIOT Act of 2001, including all amendments thereto and regulations promulgated thereunder, (iv) the Executive Order, (v) the Money Laundering Control Act of 1986 and (v) Title 18 of the United States Code, Section 1956(c)(7)) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).
5.5    Anti-Bribery. Seller (a) has not offered, promised, given or agreed to give to any person or entity any bribe on behalf of Purchaser or its affiliates or otherwise with the object of obtaining a business advantage for Purchaser or its affiliates or otherwise; and (b) has not engaged in any activity or practice which would constitute an offense under any applicable anti-bribery and/or anti-corruption laws, including but not limited to the United States Foreign Corrupt Practices Act of 1977 with respect to the transactions contemplated by this Agreement.
5.6    No Leases. The Property is not subject to any leases or other occupancy Agreements (other than the Lease to be entered into as of Closing).
5.7    Legal Requirements. To Seller’s Knowledge, Seller has not received any written notice of violation of any applicable law or regulation.
5.8    Takings. To Seller’s Knowledge, Seller has not received any written notice of any condemnation or eminent domain proceedings.
5.9    Litigation. There are no pending, or to Seller’s Knowledge, threatened, judicial or administrative proceedings or investigations affecting or relating to the development, construction, use, operation or ownership of the Property.
5.10    Hazardous Materials. Except as disclosed in writing to Purchaser before the date hereof, to Seller’s Knowledge, (a) Seller has not received any written notice that (i) the Property is in violation of any Environmental Law or (ii) there has occurred any release of Hazardous Materials on, in, beneath the surface of or about the Property in violation of any Environmental Law and (b) Seller has not been required by any governmental agency to undertake any remediation activity with respect to Hazardous Materials on, in, beneath the surface of or about the Property. Except as disclosed in writing to Purchaser before the date hereof, to the Seller’s Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property.
5.11    Accuracy of Representations and Warranties. All representations and warranties of Seller contained in this Agreement are true and correct as of the Effective Date of this Agreement and shall be true and correct as of the Closing Date. All representations and warranties of Seller set forth herein shall survive the Closing for a period of nine (9) months. If, prior to Closing, upon Seller’s notice or otherwise, Purchaser becomes actually aware (as opposed to constructively aware) of the untruth or inaccuracy of, or facts or circumstances that would change materially, any representation or warranty of Seller in this Agreement, then Purchaser shall have the option of: (i) waiving such breach of representation or warranty and completing its purchase of the Real
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Property pursuant to this Agreement; or (ii) terminating this Agreement and proceeding in accordance with Section 13.2.
For purposes of this Agreement, (a) “Hazardous Materials” shall mean any substance or material which is or contains: (i) any substance, waste or material now or hereafter defined in and/or regulated under any Environmental Law; (ii) gasoline, diesel fuel or other petroleum hydrocarbons; (iii) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (iv) polychlorinated biphenyls; (v) radon gas; or (vi) mold, mildew or other biological agents, (b) “Environmental Law” shall mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, human health or Hazardous Material, and the regulations promulgated pursuant to such laws, all as amended from time to time, and (c) “Seller’s Knowledge” shall mean the actual knowledge of Justin Sheets.
6.Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:
6.1    Authority. Purchaser is a duly organized and validly existing limited liability company in good standing under the laws of the state of its organization. Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser’s behalf and to bind Purchaser thereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any provision of the organizational documents of Purchaser, or (b) violate any order, judgment, injunction, award or decree of any court or arbitration body, by or to which Purchaser is or may be bound or subject.
6.2    Accuracy of Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement are true and correct as of the Effective Date of this Agreement and shall be true and correct as of the Closing Date. All representations and warranties of Purchaser set forth herein shall survive the Closing for a period of nine (9) months.
6.3    As-Is. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL), THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE REAL PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAW OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHT OR CLAIMS ON, AFFECTING OR PERTAINING TO THE
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PROPERTY OR ANY PART THEREOF. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY DOCUMENTS OR INFORMATION PROVIDED BY SELLER TO PURCHASER ARE BEING MADE AVAILABLE TO PURCHASER FOR INFORMATIONAL PURPOSES ONLY, AND SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES REGARDING SUCH DOCUMENTS OR OTHER INFORMATION, INCLUDING THE ACCURACY OR COMPLETENESS OF ANY INFORMATION CONTAINED THEREIN. PURCHASER ACKNOWLEDGES THAT EFFECTIVE AS OF CLOSING, PURCHASER SHALL BE DEEMED TO HAVE EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. EXCEPT AS TO THE REPRESENTATIONS, WARRANTIES, AGREEMENTS AND OTHER MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS/WHERE IS,” “WITH ALL FAULTS” CONDITION AND BASIS.
SELLER’S INITIALS: PURCHASER’S INITIALS:
6.4    Release. Except for the Excluded Matters (as defined below), Purchaser, on Purchaser’s own behalf and on behalf of Purchaser’s agents, members, partners, shareholders, employees, representatives, related and affiliated entities, successors and assigns (collectively, the “Purchaser Parties”) hereby, as of the Closing, releases, waives, discharges, and covenants not to sue Seller, and its shareholder(s), partners, members, managers, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the “Released Parties”), and each of them, from and against any and all Losses (as defined in Section 12 below) arising from, related to the Property, including, without limitation, with respect to (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by Seller to Purchaser or any of the Purchaser Parties; and (b) any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (i) all Losses with respect to the structural, physical, or environmental condition of the Property; and (ii) all Losses relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property. Purchaser agrees that the above waiver and release extends to all Losses of any nature and kind whatsoever, known or unknown, suspected or unsuspected, and Purchaser, for itself and for the Purchaser Parties, waives the benefits of California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
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and all similar provisions or rules of law. Excluding the Excluded Matters, from and after the Closing, Purchaser elects to and does assume all risk for such Losses against the Released Parties which may be brought by Purchaser or Purchaser Parties heretofore and hereafter arising, whether now known or unknown by Purchaser. In connection therewith and to the greatest extent permitted by law, excluding the Excluded Matters, from and after the Closing, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to Purchaser may have given or may hereafter give rise to Losses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release Seller from any such unknown Losses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder.
Notwithstanding anything in this Agreement, including without limitation, this Section 6.4 to the contrary, the releases contained in this Section 6.4 are not intended to and do not include (i) any claims arising from a breach of Seller’s express representations or warranties in Sections 5 and 7 (subject to the limitations, disclaimers and other provisions of this Agreement), (ii) any obligation or other covenant of Seller under this Agreement which by its express terms survives the Closing or any document delivered by Seller to Purchaser at Closing, (iii) any tort claims for personal injury or property damage arising from events that occurred prior to the Closing, expressly including without limitation any such claims arising in connection with the Adjacent Property to the extent of Seller’s liability therefor as tenant under the lease agreement with the owner of the Adjacent Property, as landlord, or (iv) any claims arising in connection with the Lease (the matters in the foregoing clauses (i) through (iv), the “Excluded Matters”).
Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Section 6.4. Seller and Purchaser have each initialed this Section 6.4 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this Section 6.4 shall survive the Closing.
SELLER’S INITIALS: PURCHASER’S INITIALS:
7.Brokers. Each party hereby represents and warrants to the other that such party has not dealt with any broker or finder in respect to the transaction contemplated hereby other than Cushman & Wakefield (“Seller’s Broker”). The parties agree that the brokerage commission of Seller’s Broker shall be paid by the Seller at the Closing. In the event of any claim for a broker’s or finder’s fee or commission in connection with the transactions contemplated by this Agreement, (a) Seller shall indemnify and defend Purchaser from the claim, if such claim is based upon any agreement alleged to have been made by Seller and (b) Purchaser shall indemnify and defend Seller from the claim, if such claim is based upon any agreement alleged to have been made by Purchaser. The provisions of this Section 7 shall survive the Closing or termination of this Agreement.
8.Costs; Prorations.
8.1    Purchaser’s Costs. Purchaser shall pay the following costs of closing the transactions contemplated by this Agreement:
8.1.1    Any title insurance charges and premiums incurred in connection with the issuance of the ALTA extended coverage portion of any title insurance policy (and endorsements thereto) to Purchaser;
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8.1.2    One-half (1/2) of the closing costs or fees of the Title Company;
8.1.3    Any recording fees incurred in connection with the recording of any of the conveyance instruments required to be delivered by Seller under this Agreement; and
8.1.4    Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property, including, without limitation, Purchaser’s inspecting architect and engineer.
8.2    Seller’s Costs. Seller shall pay the following costs of closing the transaction contemplated by this Agreement:
8.2.1    Any deed, documentary stamp and/or transfer taxes related to the sale of the Property;
8.2.2    Any title insurance charges and premiums incurred in connection with issuance of any title insurance policy (and endorsements thereto) to Purchaser;
8.2.3    Any charges incurred in connection with issuance of the Title Report;
8.2.4    All costs incurred in connection with obtaining the Survey;
8.2.5    All costs incurred in connection with obtaining the ESA; and
8.2.6    any costs related to the releases or satisfaction of the Deed of Trust.
all of which may be funded out of the Purchase Price.
8.3    Prorations. All ad valorem taxes assessed against Seller and the Property for any year prior to the year in which the Closing occurs, and any matured and unmatured installments of special assessments with respect to the Property due as of the Closing Date, shall be paid by Seller. Seller shall be solely responsible for any delinquent taxes. The real property taxes for the year in which the Closing occurs shall be prorated on a calendar year and per diem basis as of the Closing Date (based on actual prior year ad valorem taxes), and Purchaser agrees to accept as a credit against the Purchase Price the portion attributable to the period prior to the Closing Date. Purchaser agrees to pay (i) any supplemental assessments resulting from the sale of the Property to Purchaser, and (ii) all real and personal property taxes for all years subsequent to the Closing.
9.Condemnation.
9.1    Condemnation Event. If, prior to Closing, any portion thereof is taken under power of eminent domain, such that, in Purchaser’s reasonable determination the Property is rendered unsuitable for Purchaser’s intended purposes, then Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within ten (10) days after receiving notice of such taking. If Purchaser does not give such written notice to terminate this Agreement within such ten (10) day period, the transactions contemplated by this Agreement shall be consummated on the date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award.
9.2    Termination and Return of Deposit. If Purchaser elects to terminate this Agreement pursuant to this Section 9, Seller shall promptly direct the Title Company to return the Deposit to Purchaser.
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10.Conditions Precedent.
10.1    Conditions Precedent to Purchaser’s Obligations. In addition to any other conditions precedent in favor of Purchaser set forth elsewhere in this Agreement, the obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Purchaser (if permitted by Applicable Law) at or prior to the Closing of each of the following conditions:
10.1.1    The representations and warranties of Seller set forth in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;
10.1.2    Seller must have performed and complied in all material respects with all material covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and
10.1.3    Seller must have delivered or caused to be delivered to Seller the items required by Section 11.1.
10.1.4    On the Closing Date, title to the Property shall be conveyed to Purchaser subject only to the Permitted Exceptions and the Title Company shall be irrevocably committed to issue to Purchaser an ALTA extended coverage owner’s title insurance policy (on the current ALTA Form), in the form approved by Purchaser pursuant to Section 3.2.1, in the amount of the Purchase Price, together with the endorsements for Purchaser’s owner’s title insurance policy, insuring good and indefeasible fee simple title to the Property in Purchaser, subject only to the Permitted Exceptions.

10.2    Conditions Precedent to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Seller (if permitted by Applicable Law) at or prior to the Closing of each of the following conditions:
10.2.1    The representations and warranties of Purchaser set forth in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;
10.2.2    Purchaser must have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and
10.2.3    Purchaser must have delivered or caused to be delivered to Seller the items required by Section 11.2.
10.3    Satisfaction of Conditions.
10.3.1    Non-Performance by Purchaser. If the conditions precedent to Purchaser’s obligations set forth in Section 10.1 have been satisfied and Purchaser fails to consummate the transactions contemplated by this Agreement, such failure shall constitute a default (unless Purchaser has otherwise terminated this Agreement for another reason in accordance with the terms of this Agreement) and Seller shall be entitled to exercise the remedies set forth in Section 13.1. If the sale of the Property is not consummated because of the failure of any condition precedent to Purchaser’s
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obligations expressly set forth in this Agreement or for any other reason except a default by Purchaser in its obligation to purchase the Property in accordance with the provisions of this Agreement (which shall be governed by Section 13.1) or any default by Seller of its obligations under this Agreement (which shall be governed by Section 13.2), the Deposit shall promptly be returned to Purchaser and neither party shall have any further obligations hereunder.
10.3.2    Non-Performance by Seller. If the conditions precedent to Seller’s obligations set forth in Section 10.2 have been satisfied and Seller fails to consummate the transactions contemplated by this Agreement, such failure shall constitute a default and Purchaser shall be entitled to exercise the remedies set forth in Section 13.2.
11.Closing:
11.1    Seller’s Deliveries. Seller shall deliver, or cause to be delivered, at the Closing the following original documents, each executed and, if required, acknowledged:
11.1.1    A grant deed in the form attached hereto as Exhibit D, subject to the Permitted Exceptions (the “Deed”).
11.1.2    A certificate from Seller pursuant to the Foreign Investment and Real Property Tax Act stating that Seller is not a “Foreign Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
11.1.3    a California Form 593.
11.1.4    A counterpart of a closing statement reflecting all credits, prorations, apportionments, and adjustments contemplated hereunder (the “Closing Statement”).
11.1.5    A counterpart of the Lease.
11.1.6    A counterpart of the Bill of Sale, Blanket Conveyance and Assignment (“Bill of Sale”) in the form attached hereto as Exhibit E.
11.1.7    Such other agreements, certificates, and instruments as may be reasonably required by the Title Company to effectuate the intent and purpose of this Agreement, including any affidavits or other documents required by the Title Company (including, without limitation a title affidavit in the form attached hereto as Exhibit F (the “Title Affidavit”), executed by Seller relating to: (i) mechanics’ or materialmen’s liens; (ii) parties in possession; (iii) the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property, and all other entities in such executing entity’s chain of authority; and (iv) gap indemnity coverage.
11.2    Purchaser’s Deliveries. At the Closing, Purchaser shall deliver, or cause to be delivered, the following original documents, as applicable, each executed and, if required, acknowledged:
11.2.1    The Purchase Price.
11.2.2    A duly executed Preliminary Change of Ownership Report.
11.2.3    A counterpart of the Closing Statement.
11.2.4    A counterpart of the Lease.
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11.2.5    A counterpart of the Bill of Sale.
11.2.6    Such other agreements, certificates, and instruments as may be reasonably required by the Title Company to effectuate the intent and purpose of this Agreement.
11.3    At Closing, Seller shall deliver to Purchaser possession of the Property subject only to the Lease.
12.Casualty; Condemnation.
12.1    Casualty. Unless and until the Closing is completed, the risk of loss to the Property from casualty or condemnation shall be borne by Seller. If all or a portion of the Property is damaged or destroyed by fire or other casualty prior to Closing such that: (1) Purchaser’s reasonable estimate of the cost to repair or restore the same exceeds an amount equal to two percent (2%) of the Purchase Price; or (2) access to or egress from the Property (or any Improvement located thereon) is materially impaired (any such fire or other casualty, a “Material Casualty”), Purchaser may, at Purchaser’s sole option, elect to either:
12.1.1    terminate this Agreement, upon which neither Purchaser nor Seller shall have any further obligation under this Agreement, except for the obligations which expressly survive the termination of this Agreement, and the Purchaser shall immediately receive the Deposit from the Title Company; or
12.1.2    purchase the Property subject to and in accordance with the terms of this Agreement.
Purchaser shall be deemed to have elected not to terminate this Agreement under Section 12.1.1 unless, within fifteen (15) Business Days from reasonably detailed written notice to Purchaser of such casualty, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 12.1.1. If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is twenty (20) Business Days after written notice to Purchaser of the casualty.
In the event of a fire or other casualty that is not a Material Casualty, and in connection with any Material Casualty as to which Purchaser elects to proceed pursuant to Section 12.1.2, Purchaser shall purchase the Property in accordance with the terms hereof and Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of (A) insurance proceeds actually paid or payable to Seller on account of such damage (including any rental or business interruption insurance payable with respect to the period following Closing) and (B) any applicable deductible that will reduce the insurance proceeds paid or payable to Seller; provided, however, in the event that Seller fails to maintain insurance as required by Section 15.2 and Purchaser does not elect to exercise its right to terminate the Agreement as a result of such default, in lieu of the credit described in provisions (A) and (B) above, Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the cost to repair the damage caused by such fire or other casualty as estimated by a third party consultant selected by Purchaser and reasonably approved by Seller. Notwithstanding the foregoing, to the extent that there is a fire or other casualty for which Purchaser is to proceed pursuant to Section 12.1.2 and (i) Seller satisfies its obligation to maintain insurance as required herein, and (ii) Seller, with commercially reasonable cooperation from Purchaser, is able to effectuate a binding assignment of the insurance proceeds paid or payable on account of such damage prior to Closing (including any rental or business interruption insurance payable with respect to the period following
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Closing), Purchaser shall purchase the Property in accordance with the terms hereof without reduction in the Purchase Price (except for any applicable deductible that will reduce the insurance proceeds assigned to Purchaser at Closing, which Seller shall credit Purchaser for at Closing). For the avoidance of doubt, in the event that Seller does not effectuate a binding assignment of the insurance proceeds paid or payable on account of such damage prior to Closing, Seller shall retain all rights to receipt of such insurance proceeds from and after Closing.
12.2    Condemnation. If, at any time before completion of the Closing, a taking or condemnation (or proceeding in lieu thereof) is commenced or threatened in writing: (i) of all or substantially all of the Property; or (ii) of less than all or substantially all of the Property that: (1) Purchaser’s reasonable estimate of the cost to restore the value of the Property to the value prior to such condemnation exceeds an amount equal to two percent (2%) of the Purchase Price; or (2) access to or egress from the Property (or any Improvement located thereon) is materially impaired (any of the foregoing, a “Material Taking”), Purchaser may, at Purchaser’s sole option, elect either to:
12.2.1    terminate this Agreement, upon which neither Purchaser nor Seller shall have any further obligation under this Agreement, except for the obligations which expressly survive the termination of this Agreement, and the Purchaser shall immediately receive the Deposit from the Title Company; or
12.2.2    purchase the Property subject to and in accordance with this Agreement.
Purchaser shall be deemed to have elected not to terminate this Agreement under Section 12.2.1 unless, within fifteen (15) Business Days from written notice to Purchaser of the condemnation, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 12.2.1. If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is twenty (20) Business Days after written notice to Purchaser of the Material Taking.
In the event of condemnation or taking that does not constitute a Material Taking, or if there is a Material Taking but Purchaser elects to proceed under Section 12.2.2, (1) Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price), (2) Seller shall assign to Purchaser at Closing all condemnation proceeds and rental interruption insurance paid or payable from and after the Closing as a result of such condemnation and, in the event Seller fails to effectuate such assignment, Seller shall be obligated to provide Purchaser a credit at Closing in the amount of such condemnation and insurance proceeds, (3) Purchaser shall have the right to be present with Seller at any hearings or negotiations with respect thereto, and (4) Seller shall not settle or compromise and such matter without Purchaser’s prior written consent.
13.Default; Failure of Condition.
13.1    Purchaser Default. If the Closing fails to occur due to a default of Purchaser under this Agreement and Seller has satisfied all of Purchaser’s conditions precedent to Closing and is not otherwise in default hereunder, then Seller may terminate the Agreement and receive the Deposit as liquidated damages as Seller’s sole and exclusive remedy. SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER UPON A PURCHASER DEFAULT AND THAT THE DEPOSIT AND ANY INTEREST EARNED THEREON, AS THE CASE MAY BE, REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL
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NET DETRIMENT THAT SELLER WOULD SUFFER UPON A PURCHASER DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW, BUT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 through 1681. BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY LEGAL COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE MEANING, THE EFFECT, AND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, AT LAW AND IN EQUITY, FOR PURCHASER’S FAILURE TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. ACCORDINGLY, SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND ANY RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE OF ANY PROVISIONS OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN THE CONTRARY, NOTHING IN THIS SECTION 13.1 SHALL LIMIT PURCHASER’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT.
SELLER’S INITIALS: PURCHASER’S INITIALS:
13.2    Seller Default. If the Closing fails to occur due to a default of Seller under this Agreement, then Purchaser shall elect as its sole remedy hereunder either: (a) terminate this Agreement by giving written notice thereof to Seller, in which event the Deposit will promptly be returned to Purchaser, Seller promptly shall reimburse Purchaser for the actual out-of-pocket third party costs that Purchaser has incurred in connection with this Agreement and the transaction contemplated hereby in an amount not to exceed $150,000; (b) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (c) specifically enforce this Agreement to take the actions and to execute and deliver the documents required to convey the Property to the Purchaser in accordance with this Agreement pursuant to California Civil Code Section 1680 and Sections 3384 through 3395. Purchaser hereby irrevocably waives any other right or remedy for such default; provided, however, that if, in breach of this Agreement, Seller intentionally or willfully by selling or entering into a binding agreement to otherwise convey the Property (or any portion thereof) to someone other than Purchaser which renders the remedy of specific performance impossible or impractical to obtain, Seller shall be liable for any damages suffered by Purchaser as a result of such breach, and Purchaser may seek any additional remedies from Seller in law or in equity. If Purchaser brings an action for specific performance, the Deposit shall be returned to Purchaser pending the outcome of such action. Nothing in this Section 13.2 shall limit Purchaser’s rights under Sections 7 or 16.7.
13.3    Subsequent Title Matters. If prior to Closing Seller discloses to Purchaser or Purchaser discovers any New Title Matter, then Purchaser shall promptly give Seller written notice of its objection thereto (a “Purchaser’s Notice”). In such event, Seller shall deliver a written notice (a “Seller’s Notice”) to Purchaser within ten (10) days following delivery of such Purchaser’s Notice notifying Purchaser as to whether Seller shall attempt to cure such objection. In addition, Seller may, pursuant to the Seller’s Notice, elect to postpone the Closing for the time reasonably necessary, but in no case longer than fifteen (15) days following delivery of the Seller’s Notice, to cure such objection in order to attempt to remove such objection or cure such objection by
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sufficient means such that the Title Company will provide affirmative title insurance coverage for such objection. If Seller fails to timely deliver a Seller’s Notice or timely cure the objection, Seller shall be deemed to have elected not to attempt to cure such objection. If Purchaser fails to waive any objection within ten (10) days after (a) notice from Seller that Seller will not cure the objection or (b) a deemed election by Seller not to cure the objection, Purchaser may elect to terminate this Agreement by written notice to Seller, and, if Purchaser makes such election, Seller shall promptly return the Deposit to Purchaser, and this Agreement shall be deemed null and void, and neither party shall have any further obligation or liability hereunder, except those expressly stated to survive termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no obligation to object to any New Title Matter which constitutes a Mandatory Cure Item.
14.Notices. Any notice, request, instruction, or other communication to be given hereunder by either party to the other shall be given by hand delivery, certified or registered mail (return receipt requested), email transmission, or by nationally recognized overnight courier service, addressed to the respective party or parties at the following addresses:

If to Seller:

Matrix Service Inc.
5100 E. Skelly Drive, Suite 100
Tulsa, Oklahoma 74135
Attention: Justin Sheets
Email: jsheets@matrixservicecompany.com
with copy to (which shall not constitute notice):

McAfee & Taft A Professional Corporation
Two W. Second Street, Suite 1100
Tulsa, Oklahoma 74103
Attention: Stephen M. Hetrick
Email: stephen.hetrick@mcafeetaft.com

If to Purchaser:

Pisces Logistics Acquisition LLC
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street
New York, New York 10281-1023
Attn: Andy Smith
Email: andy.smith@brookfield.com

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with a copy to (which shall not constitute notice):

Pisces Logistics Acquisition LLC
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street
New York, New York 10281-1023
Attn: Legal Department
Email: realestatenotices@brookfield.com
with a copy to (which shall not constitute notice):

Brookfield Properties
1180 Peachtree Street NE, Suite 3380
Atlanta, Georgia 30309
Attn: Gautam Huded
Email: Gautam.huded@brookfieldproperties.com

with a copy to (which shall not constitute notice):

Cox, Castle & Nicholson LLP
2029 Century Park East, Suite 2100
Los Angeles, California
Attn: David P. Lari
Email: dlari@coxcastle.com

If to Title Company:
Chicago Title Company
725 South Figueroa Street, Suite 200
Los Angeles, California 90017
Attention: Michael Slinger
Email: Mike.Slinger@CTT.com

or to such other address or addresses as any party may designate to the others by like notice. Any notice given hereunder shall be deemed given and received on the date of hand delivery, three (3) business days after deposit with the United States Postal Service, on the date on which confirmation of email transmission is received if such receipt occurs during regular business hours and on the next business day if it does not occur during regular business hours, or one (1) business day after delivery to a nationally recognized overnight courier service for next day delivery, as the case may be. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.
15.Covenants of Seller. Seller hereby covenants from and after the Effective Date and through the Closing Date as follows
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15.1    Operations. To operate the Property from and after the date hereof in substantially the same manner as prior thereto.
15.2    Maintenance. To perform all normal maintenance (if any) from and after the Effective Date in the same fashion as prior to the Effective Date.
15.3    Obligations. To fully and timely comply with all obligations to be performed by it under all of the licenses, approvals and laws, regulations and orders applicable to the Property.
15.4    Agreements. To not, without Buyer’s written approval, enter into any agreement affecting the Property that would survive the Closing except for such agreements that may be cancelled or terminated by Seller, without penalty, by notice of thirty (30) days or less.
15.5    Seller Insurance. To cause to be in force insurance on the Property in at least such amounts, and with the same deductibles, as are maintained by Seller on the date hereof.
15.6    Liens. To not sell, assign, or convey any right, title, or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions).
16.Miscellaneous.
16.1    Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.
16.2    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California. By the execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in Orange County, California. By the execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 16.2, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 16.2.
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16.3    Assignability. Purchaser shall not, by operation of law or otherwise, directly or indirectly, assign, sell or otherwise transfer this Agreement (collectively, a “Transfer”), to any party, without first obtaining Seller’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Purchaser may Transfer this Agreement to any person or entity that controls, is controlled by, or under common control with Purchaser. No Transfer shall release Purchaser from any obligation or liability under this Agreement. Any Transfer in contravention of this provision shall be void.
16.4    Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.
16.5    No Public Disclosure. Purchaser and Seller each agrees that it shall not issue (or cause to be issued on its behalf) any press release, advertisement, or other public communication regarding this Agreement, the Property, or the transactions contemplated by this Agreement prior to Closing, without the prior approval of the other party, which approval may be withheld in such other party’s sole and reasonable discretion, except where a legal requirement to do so exists.
16.6    Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.
16.7    Attorneys’ Fees. In the event either party shall default in the performance of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs, charges, and expenses of enforcement, including reasonable attorneys’ fees and costs, including all such fees and costs incurred in any trial or appellate proceedings. This Section 16.7 shall survive the Closing or earlier termination of this Agreement.
16.8    No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors or permitted assigns.
16.9    Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. The exchange of executed counterparts of this Agreement or of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original for all purposes.
16.10    Time of the Essence. Time is of the essence of this Agreement.
16.11    Proper Execution. The submission by Purchaser to Seller of this Agreement in unsigned form shall be deemed to be a submission solely for Seller’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. This Agreement shall not be binding and effective until fully executed by Seller and Purchaser.
16.12    Like Kind Exchange. Seller and Purchaser acknowledge that one or both of them may elect to include the Property in a tax deferred exchange transaction pursuant to Section 1031 of the Code (a “1031 Exchange”). Each party (the “Cooperating Party”) agrees, at the request of the other party (the “Requesting Party”), to cooperate with the Requesting Party and third parties in achieving a 1031 Exchange, including consenting to the assignment of this Agreement in connection with a 1031 Exchange. The Requesting Party shall not be relieved from any
23

obligations hereunder due to a 1031 Exchange and shall indemnify and hold the Cooperating Party harmless from any additional closing expenses which may result from participation in a 1031 Exchange. The Cooperating Party shall not be required to hold title to any property (other than the Property) in connection with a 1031 Exchange, nor shall the Requesting Party be entitled to delay the Closing in order to accommodate a 1031 Exchange.
16.13    Construction. In the construction and interpretation of the terms of this Agreement, the rule of construction that a document is to be construed most strictly against the party who prepared it shall not be applied because both parties have participated in the preparation of this Agreement. If the last day of any time period stated herein shall fall on a Saturday, Sunday, or legal holiday in Orange County, California, such time period shall be extended so that it shall end on the next succeeding day that is not a Saturday, Sunday or legal holiday in Orange County, California.
16.14    Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the fully integrated entire agreement between the parties with respect to the subject matter hereof. Any oral terms by the Parties discussed either before execution of this Agreement or thereafter, as well as any prior writings not incorporated into this Agreement shall not be considered to be a part of this agreement. No alteration, modification, or interpretation hereof shall be binding unless in writing and signed by both parties.
16.15    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Purchaser has paid to the Seller as further consideration for this Agreement, the amount of ONE HUNDRED DOLLARS ($100) (“Independent Consideration”) in addition to the Deposit and independent of any other consideration provided for hereunder, which Independent Consideration is fully earned by Seller and is not refundable under any circumstances.
[Signature Page Follows]

24

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the day and year first above written.

SELLER:
MATRIX SERVICE INC.

By: /s/ Kevin S. Cavanah
Name: Kevin S. Cavanah
Title: Vice President and Chief Financial Officer

PURCHASER:
PISCES LOGISTICS ACQUISITION LLC

By: /s/ Andrew Smith
Name: Andrew Smith
Title: Global Head of Investments
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The undersigned hereby acknowledges receipt of the Deposit and agrees to hold and dispose of the Deposit in accordance with the provisions of the foregoing Agreement.

TITLE COMPANY:

CHICAGO TITLE COMPANY

By: /s/ Michael Slinger
Name: Michael Slinger
Title: Senior Vice President

1

EXHIBIT A

Legal Description

THE FOLLOWING DESCRIBED REAL PROPERTY IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA:

PARCEL 1 OF PARCEL MAP NO. 2007-130, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 363, PAGES 6 AND 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 386-581-18

1

EXHIBIT B
Lease

[Attached]

1

EXHIBIT C
Adjacent Property

THE FOLLOWING DESCRIBED REAL PROPERTY IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA:

PARCEL 2 OF PARCEL MAP NO. 2007-130, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 363, PAGES 6 AND 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 386-561-02

1

EXHIBIT D

Form of Grant Deed

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

AND MAIL TAX STATEMENTS TO:

APN:

DOCUMENTARY TRANSFER TAX $________________

__ Computed on the consideration or value of property conveyed;

OR

__ Computed on the consideration or value less liens or encumbrances remaining at time of sale.

The tax has been determined by the undersigned grantor

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________, a Delaware _________, does hereby GRANT to ____________________________, a ____________________ , all of Grantor’s right, title and interest in and to that certain real property in the City of _______________, County of _____________, State of California, as more particularly described in Exhibit “A” attached hereto and made a part hereof, excepting any matters set forth in said Title Report prepared by _______________________ on ____________________ identified as report no. ___.

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IN WITNESS WHEREOF, Grantor has caused this instrument to be executed on this ____ day of ____________, 20__.

“GRANTOR”

MATRIX SERVICE INC.

By:
Name:
Title:

State of )

) ss:

County of )

On ___________________, before me, _______________________, a Notary Public, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)

2

Exhibit A
(to Grant Deed)

LEGAL DESCRIPTION

3

EXHIBIT E
Form of Bill of Sale

BILL OF SALE, BLANKET CONVEYANCE

AND ASSIGNMENT

This Bill of Sale, Blanket Conveyance and Assignment (this “Assignment”) is executed by MATRIX SERVICE INC., an Oklahoma corporation (“Assignor”) to and for the benefit of _______________, a __________________ (“Assignee”).

RECITALS

WHEREAS, concurrently herewith Assignor is conveying to Assignee that certain real property (the “Property”) more particularly described on Exhibit A attached hereto and incorporated herein for all purposes pursuant to that certain Purchase and Sale Agreement dated June ___, 2022 (the “Purchase Agreement”); and

WHEREAS, in connection with the conveyance of the Property pursuant to the Purchase Agreement, Assignor intends to sell, assign and convey unto Assignee the Assigned Properties (defined below).

NOW, THEREFORE, in consideration of the foregoing and Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby act and agree as follows:

1. Conveyance. Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”): all of Seller’s right, title and interest, if any, in all (a) warranties and guaranties relating to the Land or the Improvements, (b) all licenses, permits and approvals relating to the Land or the Improvements (but not any licenses, permits or approvals relating to Seller’s operations on the Land), and (c) all plans and specifications relating to the Land and the, Improvements, in each case to the extent that Seller may legally transfer the same.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, and Assignee’s successors and assigns forever, and Assignor does hereby bind Assignor, and Assignor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Assigned Properties unto Assignee, and Assignee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through and under Assignor but not otherwise.

2. Counterparts; Governing Law; Successors and Assigns; Authority. This Assignment may be executed in any number of counterparts (including PDF and facsimile signatures), and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of California. This
1

Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

3. Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Assignment.

[The balance of this page is intentionally left blank]
2

IN WITNESS WHEREOF, this Assignment is executed as of this ____ day of _______________, 2022.

ASSIGNOR:

MATRIX SERVICE INC.

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

3

EXHIBIT A

(to Bill of Sale)

Property Description

4

EXHIBIT F

Form of Title Affidavit

1

EXHIBIT G-1
Form of Memorandum of Purchase Agreement

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Pisces Logistics Acquisition LLC
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street
New York, New York 10281-1023
Attn: Legal Department

(Above Space for Recorder’s Use Only)

APN: 386-581-18

MEMORANDUM OF PURCHASE AGREEMENT

This MEMORANDUM OF PURCHASE AGREEMENT (this “Memorandum”) is made as of _____, 2022, by and between MATRIX SERVICE INC., an Oklahoma corporation (“Seller”), and PISCES LOGISTICS ACQUISITION LLC, a Delaware limited liability company (“Purchaser”)
RECITALS

A. Seller is the owner of certain real property located at 500 West Collins in the City of Orange, County of Orange (“County”), State of California, more particularly described on Exhibit A attached hereto (the “Property”).

B. Seller and Purchaser have entered into that certain unrecorded Purchase and Sale Agreement dated as of June __, 2022 (as may be amended, modified or supplemented from time to time, the “Purchase Agreement”) pursuant to which Seller has agreed to sell the Property to Purchaser upon the terms and conditions set forth therein.

C. Seller and Purchaser desire to execute this Memorandum and cause the same to be recorded in the Official Records of the County for the purpose of memorializing the Purchase Agreement and to provide third parties with notice of the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby acknowledge and agree as follows:

1

AGREEMENT

1. Pursuant to the Purchase Agreement and this Memorandum, while the Purchase Agreement is in force and effect, Purchaser has the right to purchase the Property from Seller upon the terms and conditions set forth in the Purchase Agreement.

2. The sole purpose of this Memorandum is to give notice of the Purchase Agreement and all of its terms, covenants and conditions to the same extent as if the Purchase Agreement were fully set forth herein, and this Memorandum is subject to all of the terms, conditions and provisions of the Purchase Agreement.

3. This Memorandum may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument.

4. In the event of any conflict between this Memorandum and the Purchase Agreement, the provisions and conditions of the Purchase Agreement shall prevail.

[Remainder of page intentionally blank]
2

Signature Page to
Memorandum of Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.

SELLER:
MATRIX SERVICE INC.
By:
Name:
Title:

PURCHASER:
PISCES LOGISTICS ACQUISITION LLC
By:
Name:
Title:
3

Form of Termination and Release of Memorandum of Purchase Agreement

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Pisces Logistics Acquisition LLC c/o Brookfield Investment Group Brookfield Place 250 Vesey Street New York, NY 10281-1023 Attn: Legal Department
APN: 386-581-18

TERMINATION AND RELEASE OF MEMORANDUM OF AGREEMENT

THIS TERMINATION AND RELEASE OF MEMORANDUM OF AGREEMENT (this “Termination”) is entered into as of the ___ day of April, 2022, by and between MATRIX SERVICE INC., an Oklahoma corporation (“Seller”), and PISCES LOGISTICS ACQUISITION LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.Seller and Purchaser entered into that certain Purchase and Sale Agreement, dated as of June __, 2022 (as may be amended from time to time, the “Purchase Agreement”) concerning the real property described on Exhibit A attached hereto and made a part of hereof, and all improvements located thereon (collectively, the “Property”).

A.To give notice of the existence of the Purchase Agreement and the rights and agreements described therein, Seller and Purchaser entered into that certain Memorandum of Agreement dated as of ______, 2022 (the “Memorandum”), and recorded on ______, 2022, as Document #_________, in the Official Records of Orange County, California.

A.The parties now desire to terminate and release the Memorandum.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree that the Memorandum is hereby terminated and released as an encumbrance on title for the Property; provided, however, this Termination does not release, waive, excuse, obviate or otherwise affect any of the rights or obligations of Seller and Purchaser under the Purchase Agreement.

[Signatures appear on the following page]

4

Signature Page to
Termination of Memorandum of Agreement

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first above written.
SELLER:

MATRIX SERVICE INC.,
an Oklahoma corporation

By:
Name:
Title:

PURCHASER:

PISCES LOGISTICS ACQUISITION LLC,
a Delaware limited liability company

By:
Name:
Title:

5

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and effective as of June __ 2022, by and between PISCES 500 W COLLINS AVE LLC, a Delaware limited liability company (“Landlord”), and MATRIX SERVICE INC., an Oklahoma corporation (“Tenant”), with respect to the following circumstances:
A.Landlord owns a tract of real property located in Orange County, California, which is more particularly described on Exhibit A (together with the improvements thereon and appurtenances thereto, the “Leased Premises”).
B.Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Leased Premises on the terms provided in this Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord hereby leases the Leased Premises to Tenant on the following terms and conditions:
ARTICLE I.
Definitions
The following terms when used in this Lease shall have the meanings indicated:
1.1    “Additional Rent” – shall have the meaning set forth in Section 3.3.
1.2    “Affiliates” - shall mean (a) with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person and (b) with respect to any Person who is an individual, any Person who is a sibling, lineal descendent or spouse of such individual and of any other Person who is otherwise an Affiliate (as defined in subsection (a)) of such individual or sibling, lineal descendent or spouse of such individual.
1.3     “Applicable Law” - shall mean with respect to any event, circumstance or activity, any federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, legally binding directive, judgment, decree or other legally binding requirement of any Governmental Authority and the common law applicable to such event, circumstance or activity.
1.4    “Commencement Date” - shall mean the date of this Lease.
1.5    “Condemnation” - shall mean any partial or complete taking of the Leased Premises as a result of a Condemnation Proceeding.
1.6    “Condemnation Proceeding” - shall mean any proceeding instituted by a Governmental Authority to take all, or any portion, of the Leased Premises for public use or purpose under a power of eminent domain.
1.7    “Disassembly Option” – shall have the meaning set forth in Section 2.6.1.
1.8    “Environmental Claim” - shall mean any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including potential liability for investigatory tests, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials at any location, (b) any Environmental

Condition or (c) any other circumstance forming the basis of any violation, or alleged violation, of any Environmental Law.
1.9    “Environmental Condition” - shall mean a condition of the soil, surface waters, groundwater, stream sediments, air and/or similar environmental media including any release or threatened release of Hazardous Materials, either on or off a property resulting from any activity, inactivity or operations occurring on such property, that (a) by virtue of Environmental Laws, (i) requires investigatory, corrective or remedial measures, (ii) comprises a basis for claims against, demands of and/or liabilities of Landlord or Tenant or in respect of the Leased Premises, or (iii) requires reporting to a Governmental Authority; or (b) involves the presence of any Hazardous Materials in concentrations or quantities exceeding applicable Environmental Laws.
1.10    “Environmental Laws” - shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, policies or requirements of any Governmental Authority regulating or imposing standards of liability or of conduct (including common law) concerning air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, resource protection, subdivision, inland wetlands and watercourses, health protection or other environmental, health, safety, building and land use concerns as might now or at any time hereafter be in effect.
1.11    “Event of Default” – shall have the meaning set forth in Section 11.1.
1.12    “Event of Destruction” - shall mean any event that damages or destroys the Leased Premises, including without limitation, fires, earthquakes, the elements, riots, acts of God or the public enemy, or other casualties.
1.13    “Fabrication Building” – shall mean the metal building on the Leased Premises where Tenant’s fabrication shop is located.
1.14    “Governmental Authority” - shall mean any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.
1.15    “Hazardous Materials” - shall mean any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, pollutants, contaminants, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, asbestos-containing materials, black mold stachybotrys chartarum (toxic mold)-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls or radon gas, medical waste, biomedical waste, infectious materials and any other element, compound, mixture, solution or substance that might pose a present or potential hazard to human health or safety or to the environment, including any material regulated by or subject to regulation under any Environmental Law.
1.16    “Landlord Indemnified Persons” - shall have the meaning set forth in Section 9.1.
1.17    “Late Charge” – shall have the meaning set forth in Section 3.3.
1.18    “Lease Term” - shall mean the entire term of this Lease, including the Primary Term, any Renewal Terms exercised in accordance with this Lease, and any extensions thereof, whether caused holding over on the Leased Premises or otherwise.

1.19    “Leased Premises” - shall have the meaning set forth in Recital A of this Lease.
1.20    “Liability Insurance” - shall mean (a) a public liability insurance policy, with comprehensive liability insurance, including a contractual liability endorsement against bodily injury liability and (b) a property damage liability insurance policy, with a combined single limit of not less than $1,000,000 per accident or occurrence insuring against any and all liability of the insured with respect to the Leased Premises or arising out of the maintenance, use or occupancy thereof.
1.21    “Liens” - shall mean, with respect to any asset, any mortgage, deed of trust, title defect, lien, pledge, security interest, hypothecation, lease, restriction, encumbrance or charge of any kind in respect of such asset.
1.22    “Losses” - shall mean all injuries, losses, expenses, fees, penalties, demands, claims, actions, causes of action, judgments, assessments, damages, obligations, liabilities and reasonable costs, including all costs incurred in connection with any claim for indemnification hereunder (e.g., reasonable legal fees, accounting fees, and all other costs of investigation), of every nature and description.
1.23    “Major Repair” - shall mean (a) any needed repair or replacement to the roof, foundation or structural integrity of any of the buildings or improvements to the Leased Premises necessary to maintain such buildings and improvements in a safe condition fit for occupancy or prohibit excess moisture from entering the buildings, (b) any needed repair or replacement of the HVAC system, septic system, electrical systems and wiring and sewer system which service the Leased Premises, and (c) any necessary repairs or replacements to the Leased Premises occasioned by, or attributable to, a single incident or occurrence, or series of incidents which are part of a single occurrence, in which the cost of the necessary repairs or replacements are in excess of $100,000.
1.24    “Permitted Liens” - shall mean (a) Liens for taxes or governmental assessments, charges or claims the payment of which is not yet due; (b) Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent; and (c) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of trade contracts or other similar agreements.
1.25    “Permitted Exceptions” – shall have the meaning set forth in Section 2.1.
1.26    “Permitted Use” - shall have the meaning set forth in Section 5.1.
1.27    “Person” - shall mean any individual, corporation, partnership, association, limited liability company, joint venture, trust or other entity, including a Governmental Authority.
1.28    “Personal Property and Trade Fixtures” - shall mean any personal property, trade fixtures, and equipment, (i) belonging to Tenant and located on the Leased Premises prior to the commencement of the Primary Term, or (ii) brought onto or installed on or in the Leased Premises by Tenant, whether as part of a Tenant Addition or otherwise.
1.29    “Primary Term” – shall mean a period beginning on the Commencement Date and ending at 11:59 p.m. on the day prior to the fifteen (15) month anniversary of the Commencement Date.

1.30    “Property Insurance” - shall mean a policy insuring the building(s) and other improvements located on the Leased Premises against loss or damage by fire, with an extended all-risk coverage endorsement in the amount of $3,000,000.
1.31    “Renewal Term” - shall mean the three (3) three (3) month periods beginning at the end of the Primary Term or the then current Renewal Term, as applicable, and ending at 11:59 p.m. on the date that is three (3) months after the end of the Primary Term or the then current Renewal Term, as applicable.
1.32    “Rent” - shall mean all sums payable by Tenant to Landlord pursuant to ARTICLE III of this Lease, if any, as well as all other amounts as are required to be paid pursuant to the terms of this Lease.
1.33    “Required Major Repair” – shall have the meaning set forth in Section 12.2.2.
1.34    “Routine Maintenance” - shall mean normal repair and maintenance of the Leased Premises, including without limitation, repair and maintenance of: (a) lighting and plumbing; (b) electrical, mechanical, and electromotive equipment and fixtures; (c) signs, placards, decorations, and advertising media of any type; (d) interior walls and ceilings (including painting or other treatments) and floors (including floor coverings); and (e) utility ducts, conduits, pipes and wiring. Provided, the term “Routine Maintenance” shall not include any necessary repair or maintenance to the extent such repair or maintenance constitutes a Major Repair.
1.35    “Signage” – shall have the meaning set forth in Section 14.11.
1.36    “Taxes” – shall have the meaning set forth in Section 12.3.
1.37    “Tenant Additions” - shall mean any structural additions, improvements, alterations, or changes made by Tenant in or to the building or real estate, of which the Leased Premises form a part.
ARTICLE II.
Lease of Premises; Lease Term
2.1    Grant of Lease. In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the term herein described, the Leased Premises. The Leased Premises are demised and let subject to (a) the rights of any parties in possession and the existing state of the title as of the commencement of the Term of this Lease (the “Permitted Exceptions”), (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) the condition of any buildings, structures and other improvements located thereon, as of the commencement of the Term of this Lease, without representation or warranty by Landlord, express or implied. Without limiting the foregoing, Tenant accepts the Leased Premises in “AS IS” condition, with all faults. Tenant represents that it has been in possession of the Leased Premises prior to the commencement of the Term of this Lease, has thoroughly familiarized itself with the Leased Premises in all respects, and has examined the title to, zoning and other restrictions applicable to and the condition of the Leased Premises and has found the same to be satisfactory to it. To the maximum extent permitted by law, Tenant waives (i) any implied warranty of suitability OF the Leased Premises, and (ii) any implied warranty of fitness for a particular purpose or merchantability or design or quality of the Leased Premises.

2.2    Lease Term. This Lease shall commence on the Commencement Date and shall continue for the Primary Term, unless sooner terminated pursuant to the terms of this Lease.
2.3    Option to Renew. Tenant shall have the right, at its option, to extend the Lease Term for the Renewal Terms, on the same conditions and terms as this Lease. The Base Rent for the Renewal Term shall be the same monthly rate as the Base Rent of the expiring Lease Term. To exercise its option to renew, Tenant shall give Landlord notice of such election at least thirty (30) days before the expiration of the Primary Term or the then current Renewal Term, as applicable.
2.4    Surrender of Leased Premises. Upon the expiration or other termination of the Lease Term, Tenant shall quit and surrender the Leased Premises to Landlord in good condition, ordinary wear and tear, damage by casualty and permitted Tenant Additions excepted. Prior to or at the end of the Lease Term, Tenant shall remove any of its Personal Property and Trade Fixtures. Tenant shall be responsible for and repair any damage caused by the removal of such Personal Property and Trade Fixtures. Any such Personal Property or Trade Fixtures not so removed shall, at Landlord's election, be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with California Civil Code Sections 1980 through 1991 and California Code of Civil Procedure Section 1174, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.
2.5    Holding Over. If Tenant shall fail to vacate and surrender the Leased Premises in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease, then until such time as Tenant so vacates and surrenders the Leased Premises, Tenant shall pay Base Rent at a rate of one hundred seventy-five percent (175%) of the Base Rent for the last year of the Lease Term. Nothing in the previous sentence shall be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord resulting from such holding over.
2.6    Option to Acquire Fabrication Building.
2.6.1    Subject to the terms of this Section 2.6, Landlord hereby grants Tenant the option to disassemble the Fabrication Building and acquire the building materials used to construct the Fabrication Building (the “Disassembly Option”).
2.6.2    Tenant may exercise the Disassembly Option by providing notice to Landlord at least three (3) months prior to the expiration of the Lease Term. If Tenant exercises the Disassembly Option, Tenant shall be responsible for all cost and expense associated with disassembling the Fabrication Building and transporting the building materials used to constructed the Fabrication Building from the Leased Premises.
2.6.3    Upon completion of such disassembly and removal, Landlord shall be deemed to have quitclaimed the building materials used to construct the Fabrication Building in as-is, where-is condition, without representation or warranty, but in any event free of any of Landlord’s financing liens secured by the Premises.
2.6.4    If Tenant exercises the Disassembly Option, Tenant shall complete the disassembly of the Fabrication Building and the removal of the building materials used in construction of the Fabrication Building from the Leased Premises by the expiration of the Lease Term.
ARTICLE III.
Obligation to Pay Rent
3.1    Obligation and Time of Payment. The monthly Rent for the Lease Term shall be $118,283.00 (the “Base Rent”). The Base Rent shall increase by three percent (3%) on the thirteenth month of the Lease Term. Tenant shall pay the Base Rent in advance on the first day of each calendar month during the Lease Term. Landlord directs Tenant to make all Rent and other payments due Landlord under this Lease to Landlord at the address for Landlord set forth in Section 14.12. The monthly installment of Rent payable with respect to the first month of this Lease shall be paid on the Commencement Date.
3.2    Fractional Month. If the Lease Term commences or ends on a day other than the first day of a calendar month, the Rent payable for such calendar month shall be the amount payable for a full month times a fraction the numerator of which is the number of days of the Lease Term during such month and the denominator of which is the total number of days in such month.
3.3    Additional Rent; Late Charges. Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof or of Base Rent, shall constitute additional rent hereunder (herein called “Additional Rent”). The Base Rent and Additional Rent shall constitute “Rent” within the meaning of California Civil Code Section 1951(a). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Base Rent. Tenant also covenants to pay to Landlord on demand an amount (the “Late Charge”) equal to five percent (5%) of the payment amount then due on all installments of Base Rent or Additional Rent which are more than ten (10) days overdue, to cover Landlord's administrative expenses. The actual amount of Landlord's administrative expenses arising by reason of a late payment will be difficult to ascertain, and the parties agree that the Late Charge as calculated above is a reasonable estimate thereof.

ARTICLE IV.
Representations and Warranties; Covenants
4.1    Landlord’s Representations and Warranties. To induce Tenant to enter into this Lease, Landlord represents and warrants to Tenant as follows:
4.1.1    Due Organization; Power and Authority. Landlord is a limited liability company duly organized, validly existing and in good standing under the laws its organization, and has full and requisite limited liability company power and authority to execute and deliver this Lease and to carry out its obligations hereunder.
4.1.2    Authority Relative to this Lease. The execution, delivery, and performance of this Lease by Landlord have been duly and effectively authorized by all necessary action on behalf of Landlord.

4.1.3    Enforceability of this Lease. This Lease is, and all instruments and documents executed in connection herewith will be, valid, binding, and enforceable against Landlord in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally.
4.1.4    No Conflicts. The execution, delivery, and performance of this Lease by Landlord does not (a) violate any judicial or governmental decree, order, or judgment; (b) violate any Applicable Law; (c) conflict with the organizational documents of Landlord; or (d) result in a breach of, or constitute a default under, any agreement or instrument to which Landlord is a party or by which it or the Leased Premises is bound.
4.2    Tenant’s Representations and Warranties. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:
4.2.1    Due Organization; Power and Authority. Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full and requisite corporate power and authority to execute and deliver this Lease and to carry out its obligations hereunder.
4.2.2    Authority Relative to this Lease. The execution, delivery, and performance of this Lease by Tenant have been duly and effectively authorized by all necessary corporate action.
4.2.3    Enforceability of this Lease. This Lease is, and all instruments and documents executed in connection herewith will be, valid, binding, and enforceable against Tenant in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally.
4.2.4    No Conflicts. The execution, delivery, and performance of this Lease by Tenant does not (a) violate any judicial or governmental decree, order, or judgment; (b) violate any Applicable Law; (c) conflict with the organizational documents of Tenant; or (d) result in a breach of, or constitute a default under, any agreement or instrument to which Tenant is a party or by which it is bound.
ARTICLE V.
Use and Occupancy of Leased Premises
5.1    Permitted Use of Leased Premises. Tenant may use the Leased Premises for general office uses, fabrication, manufacturing, storage and other purposes incident thereto (“Permitted Use”), and for no other purpose.
5.2    Compliance With Laws and Regulations; Permits. Tenant’s use of the Leased Premises shall comply with all Applicable Laws.
5.3    Certified Access Specialist. Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that as of the date of this Lease neither the Leased Premises nor the Facility has undergone inspection by a Certified Access Specialist (CASp). Further, pursuant to California Civil Code Section 1938, Landlord notifies Tenant of the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

5.4    Energy Disclosure. Tenant agrees to reasonably cooperate, at Landlord’s cost and expense, with Landlord to the extent necessary to comply with California Public Resources Code Section 25402.10 including, without limitation, providing or consenting to any utility company providing Tenant’s energy consumption information for the Leased Premises to Landlord.

5.5    Tenant Indemnity Obligation. Tenant agrees to pay, and to protect, defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the other Landlord Indemnified Persons from and against any and all Losses whatsoever arising from (a) any use, condition or event occurring on or at the Leased Premises during the Term, (b) any injury to, or the death of, any person or damage to property on or at the Leased Premises during the Term, (c) any injury to, or the death of, any person or damage to property upon adjoining sidewalks, streets or rights of way or in any manner growing out of or connected with the use, non‑use, condition or occupation or operation of the Leased Premises, adjoining sidewalks, streets or rights of way during the Term, (d) any violation by Tenant of any agreement or condition of this Lease, or any contract or agreement to which Tenant is a party or which pertains to the Leased Premises or any part thereof or the ownership, occupancy or use thereof, (e) any violation by Tenant of any Applicable Law, or (e) any negligence or willful misconduct of Tenant or Tenant’s employees, agents, representatives, contractors, invitees or licensees in, on or about the Leased Premises; provided, however, the foregoing indemnity shall not apply as to any Landlord Indemnified Persons with respect to claims arising solely from the gross negligence or willful misconduct of such Landlord Indemnified Persons.

ARTICLE VI.
Destruction Of Leased Premises
6.1    Notice of Occurrence. Tenant shall give Landlord notice within ten (10) days of the occurrence of an Event of Destruction that damages or destroys, in whole or in part, the Leased Premises.
6.2    Restoration of Premises. Upon an Event of Destruction, Landlord shall, subject to Section 6.3, with reasonable dispatch and continuity, perform all work necessary to repair, restore, replace and rebuild the Leased Premises or the damaged portion thereof. Landlord shall keep and hold the Leased Premises free, clear and harmless of and from all Liens (other than Permitted Liens) that could arise by reason of Landlord’s restoration. Landlord’s restoration shall be sufficient (a) to return the Leased Premises to substantially the condition immediately prior to the occurrence of the Event of Destruction and (b) to meet all applicable building codes and regulations.

6.3    Termination Option. If an Event of Destruction occurs such that the Leased Premises cannot reasonably be restored or repaired, such that Tenant may resume operation of its business substantially in the ordinary course, within ninety (90) days of such damage or destruction as determined by Landlord in its reasonable discretion, then Landlord or Tenant may, at its option, terminate this Lease by giving written notice to the other party within forty-five (45) days after the date of such Event of Destruction. Landlord may also terminate this Lease if the Event of Destruction occurs during the last six (6) months of the Term.
6.4    Notice of Restoration Time. Landlord shall use commercially reasonable efforts to notify Tenant within thirty (30) days of receiving notice of the Event of Destruction with respect to whether such restoration can be completed within ninety (90) days.
ARTICLE VII.
Improvements to Leased Premises
7.1    Right to Make Tenant Additions. Tenant shall not make Tenant Additions to the Leased Premises without Landlord’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed by Landlord, except that prior consent shall not be required for Tenant Additions costing $50,000.00 or less that do not affect the roof or structure of the improvements. Tenant shall maintain Tenant Additions in good order and repair. With the exception of Personal Property and Trade Fixtures installed by Tenant as part of any Tenant Additions, Tenant Additions shall become part of the Leased Premises and shall be surrendered to the Landlord with the Leased Premises at the end of the Lease Term. Tenant shall promptly pay for all labor costs incurred and materials purchased in connection with any Tenant Additions and shall keep and hold the Leased Premises free, clear, and harmless of and from all Liens (other than Permitted Liens) that could arise by reason of the Tenant Additions.
7.2    Notice of Non-Responsibility. Without limiting the foregoing, upon Landlord’s obtaining knowledge of the commencement of any Tenant Additions, Landlord shall be permitted to post a timely Notice of Non-Responsibility at the Leased Premises, which shall also be recorded in the office of the Recorder of the County in which the Leased Premises is located, all in accordance with the terms of California Civil Code Sections 8444 and 8060. Upon the completion of any Tenant Additions, Tenant shall cause a timely Notice of Completion to be recorded in the office of the Recorder of the County in which the Leased Premises is located in accordance with the terms of California Civil Code Section 8182, and Tenant shall deliver to Landlord a conformed copy of such Notice of Completion.
ARTICLE VIII.
Condemnation
8.1    Complete Taking. If substantially all the Leased Premises is taken in a Condemnation Proceeding, this Lease shall terminate on the earlier of (a) the date the Condemnation becomes final or (b) the date the condemning authority takes possession of the Leased Premises. “Substantially all” of the Leased Premises shall be deemed taken if Tenant is unable to conduct any significant aspect of its business operations after the Condemnation.
8.2    Partial Taking. If any portion of the Leased Premises is taken in a Condemnation Proceeding, and such taking materially interferes with any aspect of Tenant’s business operations thereon, Tenant may elect to either (a) surrender the Leased Premises and immediately terminate the Lease or (b) continue in possession of the remainder of the Leased Premises under the terms of the Lease.
8.3    Notice. Tenant shall give Landlord notice of its election within thirty (30) days after the Condemnation becomes final.
8.4    Condemnation Award. In the event of a Condemnation, any Condemnation award shall be allocated between the Landlord and the Tenant as follows:
8.4.1    Landlord shall be entitled to that portion of the Condemnation award representing compensation for the value of the portion of the Leased Premises taken, except to the extent it is attributable to the items described in Section 8.4.2; and
8.4.2    Tenant shall be entitled to receive any portion of the Condemnation award, attributable to any damages to the Tenant’s Personal Property and Trade Fixtures and any Tenant Additions.
8.5    Waiver of Other Rights. Tenant hereby waives any and all provisions of applicable law that provide alternative rights for the parties in the event of Event of Destruction or Condemnation (including, without limitation, California Civil Code Section 1932(2), California Civil Code Section 1933(4), California Code of Civil Procedure Section 1265.130, and any successor statute or laws of a similar nature) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Event of Destruction or Condemnation.

ARTICLE IX.
Environmental Provisions
9.1    Tenant. Tenant shall indemnify and hold harmless Landlord, its Affiliates and their respective officers, directors, stockholders, managers, members, partners, employees, agents and representatives (“Landlord Indemnified Persons”) from and against any and all Losses incurred or suffered by Landlord Indemnified Persons and shall pay or reimburse, on demand, each Landlord Indemnified Person for the full amount of any such Losses relating to, arising out of or resulting from any Environmental Condition or Environmental Claim relating to the Leased Premises to the extent caused by Tenant or its invitees during the Lease Term. Tenant’s obligations under this section shall survive termination of this Lease.
9.2    Landlord. Landlord shall indemnify and hold harmless Tenant, its affiliates and their respective officers, directors, stockholders, partners, members, managers, employees, agents and representatives (“Tenant Indemnified Persons”) from and against any and all Losses incurred or suffered by Tenant Indemnified Persons and shall pay or reimburse, on demand, each Tenant Indemnified Person for the full amount of such Losses relating to, arising out of or resulting from any Environmental Condition or Environmental Claim relating to the Leased Premises to the extent caused by Landlord during the Lease Term. Notwithstanding the foregoing to the contrary, nothing in this Lease (a) obligates Landlord to indemnify Tenant or the Tenant Indemnified Persons with respect to any Environmental Conditions or Environmental Claims arising before the Lease Term or caused by third-parties, or (b) releases Tenant from any liability or obligations related to Environmental Conditions or Environmental Claims that may be expressly provided for in the purchase agreement pursuant to which Landlord acquired the Premises from Tenant. The provisions of this Section shall survive termination of this Lease.

9.3    Restriction on Hazardous Materials and Compliance with Environmental Laws. Except for Hazardous Materials used, stored or maintained by Tenant in the normal course of the conduct of the Permitted Use of the Leased Premises, and which Tenant handles and disposes in accordance with all Environmental Laws, Tenant shall not use, generate, manufacture, store, transport, release, or dispose of Hazardous Materials in, on, or about the Leased Premises or transport Hazardous Materials from the Leased Premises. Tenant shall not cause or permit the release or disposal of Hazardous Materials from the Leased Premises except in compliance with applicable Environmental Laws.
9.4    Tenant Obligations. If the presence of any Hazardous Materials on, under or about the Leased Premises caused or permitted by Tenant or its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”) during the Lease Term results in (a) injury to any person, (b) injury to or contamination of the Leased Premises, or (c) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Leased Premises to the condition existing prior to the introduction of such Hazardous Materials to the Leased Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Leased Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant’s Parties.

9.5    Inspection; Compliance. Landlord shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Leased Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 9, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 9, or in the event of a release of any Hazardous Materials on, under, from or about the Leased Premises, Landlord shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Leased Premises and to discharge Tenant’s obligations under this Section 9 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action. Landlord and Landlord Parties shall not interference with Tenant’s business in exercising such right. In addition, Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Hazardous Materials on, under, from or about the Leased Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant.
9.6    Environmental Questionnaire. To the extent requested by any of Tenant’s lenders that have, or will have, loans secured by a mortgage on the Leased Premises, but in no event more than once in any 12-month period, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit “C”, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief.

ARTICLE X.
Liability and Property Insurance
10.1    Insurance. During the Lease Term, (a) Tenant shall maintain Liability Insurance and property insurance on its Personal Property and Trade Fixtures, and (b) Landlord shall maintain Property Insurance. The Liability Insurance policy of Tenant shall name Landlord and any persons, firms, lenders, associations, corporations or other legal entities at any time designated by Landlord as additional named insureds, as their interests may appear. In the event of an insured loss, proceeds from the Property Insurance shall be paid to Landlord. Tenant shall reimburse Landlord upon demand for all Property Insurance premiums and costs paid by Landlord up to an amount not to exceed $1,500.
10.2    Certificates Of Insurance. Tenant shall deliver to Landlord certificates evidencing the existence of the insurance required by this Lease and evidence of premium payments within ten (10) days after the Commencement Date. Tenant shall notify Landlord thirty (30) days prior to the expiration or cancellation of such insurance policies and shall procure and maintain renewal or additional policies.
10.3    Waiver Of Rights To Extent Of Insurance. Each of Tenant and Landlord waives its rights of recovery or subrogation against the other, or its agents or representatives, for Losses to such party, its property, or the property of others under its control, to the extent that such Losses are covered under any insurance policy in force at the time of such Losses or which should have been in force in accordance with the terms of this Lease. Landlord and Tenant shall each notify their respective insurance carriers that this mutual waiver of subrogation is in this Lease.
ARTICLE XI.
Default and Remedies
11.1    Events of Default. Each of the following shall be considered for all purposes to be an event of default by Tenant under this Lease (an “Event of Default”): (a) any failure of Tenant to pay any Rent or other amount when due hereunder and the continuance of such failure for five (5) days after notice from Landlord; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after written notice of such failure is given by Landlord, or, in the event the act required to cure the non-performance cannot be accomplished within 30 days, to preclude a default, Tenant must commence the accomplishment of the necessary act within said period and thereafter proceed with diligence and good faith to accomplish the same; (c) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or Tenant makes an assignment for the benefit of creditors; or (d) this Lease or Tenant’s interest herein or in the Leased Premises or any improvements thereon or any property of Tenant located at the Leased Premises are executed upon or attached. Any notice given by Landlord above shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute.
11.2    Remedies. In the event of an Event of Default by Tenant, Landlord shall have, in its sole discretion, and in addition to any other remedies available to Landlord under this Lease, at law or in equity, the following rights:
11.2.1    To cure any breach or perform any obligations of Tenant under this Lease and Tenant shall pay Landlord the cost thereof upon demand.
11.2.2    To (a) re‑enter and repossess the Leased Premises or any part thereof by due process, summary proceedings, ejections or otherwise and (b) remove all persons and property therefrom, whether or not the Lease has been terminated, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall have no liability by reason of any such re‑entry, repossession or removal, provided that any property shall be removed, stored and/or disposed of by Landlord in accordance with applicable law. No such re‑entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term unless a written notice of such intention be given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Landlord to terminate the Lease Term unless such notice specifically so states.
11.2.3    To terminate this Lease by reason of the occurrence of an Event of Default and Landlord shall be entitled to recover from Tenant, (a) the worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Section shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 11.2.3(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 11.2.3(c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
11.2.4    To assert the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).

No termination of this Lease pursuant to Sections 11.2.3, by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof, and no reletting of the Leased Premises or any part thereof, and no payment of any amounts by Tenant under Sections 11.2 or the exercise by Landlord of any of its other rights under Sections 11.2 shall relieve Tenant of either (i) its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting or (ii) any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession, or reletting.

11.3    Default By Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following written notice from Tenant specifying such default in which to cure such default, or, in the event the act required to cure the non-performance cannot be accomplished within 30 days, to preclude a default, Landlord must commence the accomplishment of the necessary act within said period and thereafter proceed with diligence and good faith to accomplish the same. Tenant shall be entitled to all rights and remedies available at law or in equity upon Landlord’s failure to cure such default.
11.4    Attorneys’ Fees. Should either party commence any legal action or proceeding against the other based upon this Lease, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and other costs of litigation.
11.5    Tenant Waivers. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (a) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law, including, without limitation, any rights under California Code of Civil Procedure Section 1174, California Code of Civil Procedure Section 1179, and California Civil Code Section 1950.7, to redeem the Leased Premises or to have a continuance of this Lease for the Term hereby demised or for a lesser period after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the Term of this Lease as herein provided, and (b) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.
11.6    Exculpatory Clause. Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Leased Premises, and any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectible only out of Landlord's interest in the Leased Premises, and in no event shall any judgment for damages be entered against Landlord which is in excess of the value of such interest. Neither Landlord nor Tenant shall in any event be liable to the other party or any other person or entity for any consequential, special, or punitive damages or loss of business, revenue, income or profits and each party hereby waives any and all claims for any such damages. No individual who is Landlord or any member or partner of any joint venture, tenancy in common, firm, partnership or other form of joint ownership that is Landlord, or their heirs, personal representatives, executors, successors and assigns, shall have any personal liability to Tenant, or to any person claiming under or through Tenant, for any amount or in any capacity.

ARTICLE XII.
Utilities; Repairs and Maintenance; Taxes
12.1    Utilities. Tenant shall pay all costs incurred for water, gas, electricity, telephone, and similar utilities and services provided to the Leased Premises during the Lease Term, provided that such utility costs and services incurred during the last month of the Lease Term shall be prorated between Landlord and Tenant based on the number of days during such month that each party was in possession of the Leased Premises.
12.2    Repairs and Maintenance.
12.2.1    During the Lease Term, Tenant, at Tenant’s sole expense, shall be responsible for Routine Maintenance of the Leased Premises and landscaping, lawn services and all other grounds or similar maintenance of the grounds on the Leased Premises. If, during the Lease Term, Tenant’s failure to perform its obligations under this Section 12.2.1 is reasonably likely to result in criminal or civil liability to Landlord or additional damage to the Leased Premises, then Landlord may make any repairs and alterations required to limit such liability or damage, and in such case, Tenant shall promptly reimburse Landlord for any costs and expenses that Landlord may incur in making such repairs and alterations in and to the Leased Premises.
12.2.2    Except as specifically set forth in this Section 12.2.2, neither Landlord nor Tenant shall be responsible for any Major Repairs during the Lease Term. However, if any Major Repairs are required to remedy any condition posing an imminent threat to human health or safety or otherwise reasonably likely to result in criminal or civil liability to Landlord (a “Required Major Repair”), Tenant may elect to perform such Required Major Repair within ten (10) days after receipt of notice from Landlord of the need for such Required Major Repair. If Tenant promptly commences and diligently pursues the Required Major Repair within such ten (10) day period, Landlord shall reimburse Tenant for fifty percent (50%) of the cost of such Required Major Repair, which reimbursement shall be made within thirty (30) days after the completion of such work and delivery of lien waivers reasonably satisfactory to Landlord. If Tenant does not promptly commence and diligently pursue such Required Major Repair within such ten (10) day period, this Lease shall automatically terminate upon the expiration of such ten (10) day period. As of the date of this Lease, Landlord and Tenant acknowledge that no condition requiring a Required Major Repair exists. Tenant shall give Landlord prompt notice of any condition requiring a Required Major Repair. For the avoidance of doubt, Tenant (at Tenant’s sole cost and expense) shall be responsible for remedying any condition posing an imminent threat to human health or safety or otherwise reasonably likely to result in criminal or civil liability to Landlord, in which the cost of the necessary repairs or replacements are less than $100,000.
12.3    Tenant shall pay all real estate ad valorem taxes, assessments, license fees and public charges (“Taxes”) levied, assessed or imposed with respect to the Lease Term on the Leased Premises. Any such Taxes attributable to part of a fiscal year of a taxing authority which is included within the Lease Term and a part of which is included within a period of time or after the end of the Lease Term shall be adjusted by Landlord and Tenant as of the commencement or end of the Lease Term so that Tenant shall only pay that portion of Taxes accruing with respect to the Lease Term and Landlord shall pay the remainder. Tenant shall also pay all personal property ad valorem taxes, assessments, license fees imposed, charges levied, assessed or imposed during the Lease Term on Tenant’s Personal Property and Fixtures.
12.4    Other Taxes. Tenant shall pay all sales, excise, use or other similar taxes imposed during the Lease Term arising out of Tenant’s use of the Leased Premises.
ARTICLE XIII.
Subordination; Estoppel Certificates; Landlord’s Lien
13.1    Subordination. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Leased Premises (each, a “Superior Lien”), and to any renewals and extensions thereof. Landlord shall use good faith efforts to request the holder of such Superior Lien to execute and deliver to Tenant such holder’s written nondisturbance agreement (in form and substance reasonably acceptable to Tenant) that (a) provided there is no uncured default hereunder, in the event of a foreclosure, or if Landlord conveys the Leased Premises in lieu of a foreclosure, the Lease will continue between Tenant and Landlord’s successors, who shall assume Landlord’s obligations under this Lease, and (b) Tenant will not be made a party to any foreclosure action except as may be necessary by law, and Tenant’s possession of the Premises will not be disturbed.
13.2    Estoppel Certificates. Each party shall, from time to time, within ten (10) days after request from the other party, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Lease Term has commenced and setting forth the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Leased Premises; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of the party issuing the certificate, that the other party is not then in default under this Lease; and such other matters as may be reasonably requested by Tenant, Landlord or any mortgagee of Landlord. Any such certificate may be relied upon by Landlord or any mortgagee of Landlord.
13.3    Landlord’s Lien. Landlord waives any liens or security interests, whether created by statute or otherwise, on Tenant’s Personal Property and Trade Fixtures. Upon Tenant’s request, Landlord agrees to promptly execute and deliver from time to time a landlord consent and waiver, in favor of Tenant’s lender, in a form acceptable to Tenant. The current form of Tenant’s required landlord consent and waiver is attached hereto as Exhibit B, which Landlord shall execute and deliver to Tenant on the date hereof.
ARTICLE IV.
Miscellaneous Provisions
14.1    Controlling Law; Venue; Waiver of Jury Trial. The terms and provisions of this Lease shall be construed in accordance with the internal laws of the State of California. By the execution and delivery of this Lease, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Lease or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the Orange County, California. By the execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Lease, each of the parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 14.1, solely for purposes of any action, suit, or proceeding arising out of or relating to this Lease or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Lease by, among other things, the mutual waivers and certifications in this Section 14.1.
14.2    No Memorandum. No memorandum of this Lease shall be recorded.
14.3    Cumulative Remedies. Except as specifically otherwise provided in this Lease, no remedy or election in this Lease shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies in law or equity.
14.4    Partial Invalidity. If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
14.5    Entire Agreement. This Lease and the Purchase and Sale Agreement between Landlord and Tenant, dated June 9, 2022 constitute the entire agreement between the parties, and there are no other agreements or understandings regarding the Leased Premises. This is a fully integrated Agreement and any oral terms discussed by the parties either before execution of this Lease or thereafter, as well as any prior writings not expressly incorporated into this Lease shall not be considered to be a part of this agreement.
14.6    Amendment and Waiver. This Lease may be amended at any time, but only by an instrument in writing executed by Landlord and Tenant. Either party to the Lease may, by giving notice, waive any requirement to be performed by the other under this Lease.
14.7    Time Of Essence. Time is of the essence of this Lease and every provision hereof.
14.8    Successors and Assigns. Each and all of the covenants, conditions, and restrictions in this Lease shall inure to the benefit of, and shall be binding upon, the successors in interest and permitted assigns. Tenant may assign this Lease or sublease any portion of the Leased Premises to its Affiliates without Landlord’s consent, but may not otherwise assign (by operation of law or otherwise) this Lease or sublease any portion of the Leased Premises without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any attempted assignment of this Lease or sublease of any portion of the Leased Premises in violation of this Section 14.8 shall be void and constitute an Event of Default by Tenant. Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of California Civil Code Section 1995.310.

14.9    Relationship Of Parties. Nothing contained in this Lease shall be deemed or construed by the parties or any third person, to create a relationship of principal and agent, or a partnership, joint venture, or association between Landlord and Tenant.
14.10    Captions; Construction. The captions in this Lease are for convenience only, and shall not limit or amplify or otherwise constitute a part of the provisions of the Lease. In the construction and interpretation of this Lease, the rule of construction in that documents can be construed most strictly against the party who prepared it shall not be applied because both parties have participated in the preparation of this Lease. Accordingly, the parties waive the effect of California Civil Code Section 1654 which interprets uncertainties in a contract against the party who drafted the contract.
14.11    Signage. Tenant is entitled to maintain the signage, placards, pictures, names, notices, letterings, door signs, window coverings, awnings, or other projections (“Signage”) on the Leased Premises as exist as of the Commencement Date. The installation of any additional signage will be subject to Landlord’s reasonable prior approval. Tenant shall remove all Signage at the termination of this Lease. The cost and installation of all Signage shall be at the sole expense of Tenant.
14.12    Counterparts. This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Lease and of signature pages by electronic means, including PDF e-mail shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Lease for all purposes. Signatures of the parties transmitted by electronic means, including PDF, shall be deemed to be their original signatures for all purposes.
14.13    Notices. All notices or other communications required or contemplated by this Lease shall be in writing and shall be deemed to have been given when (a) personally delivered in return for a receipt, (b) mailed by registered or certified mail, return receipt requested, (c) sent by a recognized overnight courier service, or (d) sent by electronic means as follows:

To Tenant: Matrix Service Inc.
5100 E. Skelly Drive, Suite 100
Tulsa, Oklahoma 74135
Attention: Justin Sheets
Email: jsheets@matrixservicecompany.com

To Landlord: PISCES 500 W COLLINS AVE LLC
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street
New York, New York 10281-1023
Attention:
Email:

or to such other person or address as either party shall hereafter designate from time to time by similar notice. Such notices or communications shall be deemed given on personal delivery in return for a receipt, on the third (3rd) business day after depositing with the U.S. mail, on the next business day after being deposited with the recognized overnight courier service, or on the date sent by electronic transmission during normal business hours (otherwise on the next business day).
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Lease to be delivered and effective as of the date and year first above written.
TENANT:
MATRIX SERVICE INC.,
an Oklahoma corporation

By:
Kevin S. Cavanah, CFO

LANDLORD:
PISCES 500 W COLLINS AVE LLC,
a Delaware limited liability company

By:
Name:
    Title:

Exhibit “A”
DESCRIPTION OF LEASED PREMISES

THE FOLLOWING DESCRIBED REAL PROPERTY IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA:
PARCEL 1 OF PARCEL MAP NO. 2007-130, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 363, PAGES 6 AND 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 386-581-18
PARCEL 2 OF PARCEL MAP NO. 2007-130, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 363, PAGES 6 AND 7 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 386-561-02

Exhibit “B”

LANDLORD CONSENT AND WAIVER

This Landlord Waiver (this “Waiver”) is entered into as of ___________, 2022 between PISCES LOGISTICS ACQUISTION LLC, a Delaware limited liability company (together with its successors and assigns, “Landlord”), MATRIX SERVICE INC., an Oklahoma corporation (together with its successors and assigns, “Company”), and BANK OF MONTREAL, as agent for itself and certain other lenders party to the Loan Documents (as defined below) (together with its successors and assigns, in such capacity, the “Agent”).
Landlord is the owner of the real property known by APN 386-581-18, in the City of Orange, County of Orange, State of California, as more particularly described in the Lease (the “Leased Premises”).
Landlord has entered into that certain Lease Agreement dated substantially concurrently herewith (together with any renewals, extensions, amendments, modifications, substitutions or replacements thereof, the “Lease”) with the Company, with respect to the Leased Premises.
The Company and certain of its affiliates have entered, and may from time to time enter, into a loan agreement and other documents (collectively, the “Loan Documents”) evidencing a financing arrangement with Agent. The Company has also agreed to secure its obligations and liabilities under the Loan Documents (the “Obligations”) by granting a security interest to Agent, for the benefit of the lenders, in all of the Company’s property and all products and proceeds of the foregoing, as more fully described in the Loan Documents (collectively, the “Collateral”).
As an inducement to enter into the Loan Documents, Agent has required that the Company obtain this Waiver from Landlord in connection with its lease of the Leased Premises, and Landlord and Company hereby agree and covenant with Agent as follows:
1.Company and Landlord acknowledge that the Lease is in full force and effect and is not aware of any existing material default under the Lease.
2.Landlord acknowledges the validity of Agent’s lien on the Collateral and, subject to the terms of this Waiver, subordinates to Agent any interest (statutory, common law or otherwise) in the Collateral and agrees not to levy or distrain upon any Collateral or to claim or assert any lien, right or other claim against any Collateral for any reason at any time. Notwithstanding the preceding sentence, Landlord does not hereby disclaim any interest in fixtures and tenant improvements which are necessary for the operation of the Leased Premises as opposed to the operation of the Company’s business.
3.Landlord agrees to give notice to Agent of the occurrence of any default by the Company under the Lease resulting in termination of the Lease (a “Default Notice”) and agrees to permit Agent to cure any such default within fifteen (15) days of Agent’s receipt of such Default Notice, but Agent shall not be under any obligation to cure any default by the Company under the Lease. No action by Agent pursuant to this Waiver shall be deemed to be an assumption by Agent of any obligation under the Lease, except as expressly provided herein.

4.Subject to the provisions of this Waiver, Landlord agrees that the Collateral may be inspected and evaluated by Agent or its designee, without necessity of court order, at any time during normal business hours without payment of any fee.
5. In the event of default by the Company in the payment or performance of the Obligations or if Landlord takes possession of the Leased Premises for any reason, including because of termination of the Company’s lease (each a “Disposition Event”), Landlord agrees that, at Agent’s option, the Collateral may remain upon the Leased Premises for a period not to exceed one hundred twenty (120) days (the “Disposition Period”) after (a) the occurrence of a Disposition Event or (b) receipt by Agent of a Default Notice; provided that Agent pays rent on a per diem basis for the period of time Agent remains on the Premises, based upon the amount of rent set forth in the Lease. If any injunction or stay is issued (including an automatic stay due to a bankruptcy proceeding) that prohibits Agent from removing the Collateral, commencement of the Disposition Period shall be deferred until such injunction or stay is lifted or removed.
6.During any Disposition Period, Agent (a) or its designee may, without necessity of court order, enter upon the Premises at any time to inspect or remove all or any Collateral from the Premises without interference by Landlord, and Agent or its designee may sell, transfer, or otherwise dispose of that Collateral free of all liens, claims, demands, rights and interests that Landlord may have in that Collateral by law or agreement, and (b) shall make the Leased Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Leased Premises. Notwithstanding anything to the contrary contained in this Waiver, all rights of Agent to enter upon the Leased Premises and remove the Collateral shall be expressly subject to and conditioned upon the following:
a.Agent shall provide Landlord with reasonable notice prior to any entry upon the Leased Premises;
b.Agent shall repair any and all damage to the Leased Premises caused by the entry upon the Leased Premises by Agent (or any agent of Agent) and/or the removal of any Collateral from the Leased Premises by Agent (or any agent of Agent) and shall restore the Leased Premises to the condition existing prior to such removal;
c.Neither Agent nor any agent of Agent shall conduct a public or private sale of any of the Collateral at the Leased Premises without first obtaining Landlord’s written consent, which may be given or withheld in Landlord’s sole discretion, and without Landlord being present at the time of sale, if any; and
d.Agent agrees to indemnify, defend, protect and hold Landlord and the Leased Premises free and harmless from any claims, damages, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys’ fees) arising out of the exercise by Agent of any of its rights under this Waiver.
7.Agent shall not (a) be liable to Landlord for any diminution in value caused by the absence of any removed Collateral or for any other matter except as specifically set forth herein or (b) have any duty or obligation to remove or dispose of any Collateral or other property left on the Leased Premises by the Company.
8.Without affecting the validity of this Waiver, any of the Obligations under the Loan Documents may be extended, amended, or otherwise modified without the consent of Landlord and without giving notice thereof to Landlord. This Waiver shall inure to the benefit of the successors and assigns of Agent, Landlord, and Company and shall be binding upon the heirs, personal representatives, successors and assigns of Agent, Landlord, and Company. The person signing this Waiver on behalf of each party represents that he/she has the authority to do so on behalf of the respective party.
9.All notices hereunder shall be in writing and sent by certified mail (return receipt requested), overnight mail or facsimile (with a copy to be sent by certified or overnight mail), to the other party at the address set forth on the signature page hereto or at such other address as such other party shall otherwise designate in accordance with this paragraph.
10.This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Waiver by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by facsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Waiver, but the failure to do so shall not affect the validity, enforceability or binding effect of this Waiver.
11.This Waiver is governed by the laws of the State of Oklahoma. Agent, Landlord, and Company agree that any legal action or proceeding with respect to any of its obligations under this Waiver may be brought in any state or federal court located in the State of Oklahoma. By its execution and delivery of this Waiver, the parties each submit to and accept, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts.
12.WAIVER OF SPECIAL DAMAGES. AGENT, LANDLORD, AND COMPANY EACH WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
13.JURY WAIVER. TO THE MAXIMUM EXTENT PERMITED BY LAW, AGENT, LANDLORD, AND COMPANY EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE IN ANY WAY RELATED TO THIS WAIVER.
14.This Waiver shall continue in full force and affect until the earlier to occur of (a) the expiration of the Disposition Period or (b) indefeasible payment in full of all Obligations and termination of the Loan Documents.
15.If any party hereto should bring suit against another party with respect to this agreement, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other parties, which obligation on the part of the other parties shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post-judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

[Signature Page Follows]

This Waiver is executed and delivered by Landlord as of the date first written above.

LANDLORD:
PISCES 500 W COLLINS AVE LLC,
a Delaware limited liability company

By:
Name:
    Title:
c/o Brookfield Property Group

    Brookfield Place
    250 Vesey Street
    New York, New York 10281-1023

COMPANY:

MATRIX SERVICE INC.,
an Oklahoma corporation

By:
Name:
Title:

    5100 E. Skelly Drive, Suite 100
Tulsa, Oklahoma 74135

BANK OF MONTREAL

By:
Name:
Title:

EXHIBIT “C”
ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT
The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.
Your cooperation in this matter is appreciated.
1. GENERAL INFORMATION
Name of Responding Company:
Check the Applicable Status: Prospective Tenant _____ Existing Tenant _____
Mailing Address:
Contact Person and Title:
Telephone Number: (_____) ________________________
Address of Leased Premises:
Length of Term:
Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2. STORAGE OF HAZARDOUS MATERIALS
2.1 Will any hazardous materials be used or stored on-site?
Wastes Yes _____ No _____
Chemical Products Yes _____ No _____
2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).
3. STORAGE TANKS AND SUMPS
3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?
Yes ______ No _____
If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2 Have any of the tanks or sumps been inspected or tested for leakage?
Yes ______ No _____
If so, attach the results.
3.3 Have any spills or leaks occurred from such tanks or sumps?
Yes ______ No _____
If so, describe.

3.4 Were any regulatory agencies notified of the spill or leak?
Yes ______ No _____
If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.
3.5 Have any underground storage tanks or sumps been taken out of service or removed?
Yes ______ No _____
If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.
4. SPILLS
4.1 During the past year, have any spills occurred at the premises?
Yes ______ No _____
If yes, please describe the location of the spill.

4.2 Were any agencies notified in connection with such spills?
Yes ______ No _____
If yes, attach copies of any spill reports or other correspondence with regulatory agencies.
4.3 Were any clean-up actions undertaken in connection with the spills?
Yes ______ No _____
Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.
5. WASTE MANAGEMENT
5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?
Yes ______ No _____

5.2 Has your company filed a biennial report as a hazardous waste generator?
Yes ______ No _____
If so, attach a copy of the most recent report filed.
5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.
5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.
_____ On-site treatment or recovery
_____ Discharged to sewer
_____ Transported and disposed of off-site
_____ Incinerator
5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:
Yes ______ No _____
If yes, please describe any existing or proposed treatment methods.
5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.
6. WASTEWATER TREATMENT/DISCHARGE
6.1 Do you discharge wastewater to:
_____ storm drain? _____ sewer?
_____ surface water? _____ no industrial discharge
6.2 Is your wastewater treated before discharge?
Yes ______ No _____
If yes, describe the type of treatment conducted.

6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.
7. AIR DISCHARGES
7.1 Do you have any filtration systems or stacks that discharge into the air?

Yes ______ No _____
7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?
_____ Spray booth
_____ Dip tank
_____ Drying oven
_____ Incinerator
_____ Other (please describe)
_____ No equipment requiring air permits
7.3 Are air emissions from your operations monitored?
Yes ______ No _____
If so, indicate the frequency of monitoring and a description of the monitoring results.
7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.
8. HAZARDOUS MATERIALS DISCLOSURES
8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?
Yes ______ No _____
8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?
Yes ______ No _____
If so, attach a copy of the business plan.
8.3 Has your company adopted any voluntary environmental, health or safety program?
Yes _____ No _____
If so, attach a copy of the program.
9. ENFORCEMENT ACTIONS, COMPLAINTS
9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?
Yes ______ No _____
If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?
Yes ______ No _____
9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?
Yes ______ No _____
9.4 Has an environmental audit ever been conducted at your company’s current facility?
Yes ______ No _____
If so, identify who conducted the audit and when it was conducted.

Tenant:
By:
Its:

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